Filed Pursuant to Rule 424(b)(5)
Registration No. 333-284562

PROSPECTUS SUPPLEMENT NO. 2

(To Prospectus dated February 3, 2025)

OpenWorld, Inc.

1,494,084 Shares of Common Stock

1,023,901 Shares of Common Stock Underlying Pre-Funded Warrants

2,517,985 Shares of Common Stock Underlying Series A Warrants

2,517,985 Shares of Common Stock Underlying Series B Warrants

We are offering to an investor, (i) 1,494,084 shares of common stock, par value $0.001 per share (“Common Stock”), (ii) 1,023,901 shares of Common Stock underlying pre-funded warrants in lieu of shares of common stock (the “Pre-Funded Warrants”) (iii) 2,517,985 shares of Common Stock underlying Series A warrants, with an exercise price of $1.53 (the “Series A Warrants”) and (iv) 2,517,985 shares of Common Stock underlying Series B Warrants, with an exercise price of $1.39 (the “Series B Warrants” together with the Series A Warrants the “Common Warrants” and collectively with the Common Stock, Pre-Funded Warrants and Series A Warrants, the “Securities”), in a registered direct offering pursuant to this prospectus supplement and the accompanying prospectus. Each share of Common Stock is being offered with one Series A Warrant to purchase one share of common stock and one Series B Warrant to purchase one share of common stock at a price of $1.39. We are also offering pre-funded warrants to those purchasers, whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock following the consummation of this offering in lieu of the shares of our common stock that would result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%). Each pre-funded warrant will be exercisable for one share of common stock at an exercise price of $0.0001 per share. Each pre-funded warrant is being offered together with the same common warrants, each to purchase one share of common stock described above being offered with each share of common stock. The purchase price of each Pre-Funded Warrant will be equal to the price per share at which shares of our Common Stock are being sold to the public in this offering, less $0.0001 exercise price of each Pre-Funded Warrant. The Pre-Funded Warrants do not expire, and each Pre-Funded Warrant will be exercisable at any time after the date of issuance, subject to an ownership limitation. The Series A Warrants are exercisable immediately upon shareholder approval of the issuance of the Series A Warrants for one share of common stock. The exercise price of each Series A Warrant is $1.53. The Series A Warrants will expire five (5) years from the date shareholder approval is obtained. The Series B Warrants are exercisable immediately upon shareholder approval of the issuance of the Series B Warrants for one share of common stock. The exercise price of each Series B Warrant is $1.39. The Series B Warrants will expire eighteen months from the date shareholder approval is obtained.

Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “OPNW.” On October 28, 2026, the last reported sale price of our Common Stock on Nasdaq was $1.39. There is no established public trading market for the Pre-Funded Warrants, Series A or Series B Warrants, and we do not expect a market to develop. We do not intend to list the Pre-Funded Warrants, Series A Warrants or Series B Warrants on The Nasdaq Capital Market or any other national securities exchange or nationally recognized trading system.

We have retained Maxim Group LLC (the “Placement Agent”) as our exclusive placement agent in connection with this offering. The Placement Agent is not purchasing or selling any of the Securities offered pursuant to this prospectus supplement and the accompanying prospectus, nor is the Placement Agent required to arrange the purchase or sale of any specific number or dollar amount of Securities but has agreed to use its reasonable best efforts to arrange for the sale of all of the Securities offered hereby. We will pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds received by the Company from the sale of the Shares in this offering.

We are a “smaller reporting company” under U.S. federal securities laws and as such are subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. Before making any decision to invest in our securities, you should carefully consider the information disclosed in this prospectus supplement and the accompanying prospectus, including the information under “Risk Factors” beginning on page S-10 of this prospectus supplement, as well as the information, including the risk factors contained or incorporated by reference to this prospectus supplement and the accompanying prospectus as described under the heading “Where You Can Find More Information.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Price per Share and Accompanying Common Warrants(1)	Price per Pre- Funded Warrant and Accompanying Common Warrants	Total
Offering Price	$1.39	$1.3899	$3,499,999.15
Placement Agent Fees(2)	$0.0973	$0.0973	$244,999.94
Proceeds, Before Expenses, to Us	$1.2927	$1.2926	$3,254,999.21

(1)	The offering price per share was negotiated between us and the investor participating in the offering based on the trading of our Common Stock prior to the offering, among other things.
(2)

Represents a cash fee equals to 7.0% of the aggregate purchase price paid by investors in this offering. See Plan of Distribution” beginning on page S-50 for additional disclosure with respect to the compensation we will pay to the Placement Agent.

We expect that delivery of the Securities being offered pursuant to this prospectus supplement and the accompanying base prospectus will be made on or about October 30, 2026, subject to satisfaction of customary closing conditions.

____________________

Sole Placement Agent

Maxim Group LLC

The date of this prospectus supplement is October 29, 2026.

S-1

ABOUT THIS PROSPECTUS SUPPLEMENT

All references to the terms the “Company,” “we,” “us” or “our” in this prospectus supplement refer to OpenWorld, Inc., a Nevada corporation, unless the context requires otherwise.

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) on Form S-3 (File No. 333-284562) utilizing a “shelf” registration process. Each time we conduct an offering to sell securities under the accompanying base prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. The shelf registration statement was initially filed with the SEC on January 28, 2025, and was declared effective on February 3, 2025. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying base prospectus. The accompanying base prospectus provides general information about us and our securities, some of which may not apply to this offering. This prospectus supplement and the accompanying base prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making offers to sell or solicitations to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus, include all material information relating to this offering. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying base prospectus and the information and documents incorporated by reference herein and therein before making an investment decision. See “Where You Can Find More Information” in this prospectus supplement and in the accompanying base prospectus.

We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement, the accompanying base prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. When you make a decision about whether to invest in our securities, you should not rely upon any information other than the information contained in or incorporated by reference into this prospectus supplement, the accompanying base prospectus or in any free writing prospectus that we may authorize to be delivered or made available to you. Neither the delivery of this prospectus supplement and the accompanying base prospectus nor the sale of our securities means that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus is correct after the date of the respective dates of such documents.

For investors outside the United States: We have not taken any action that would permit this offering or possession or distribution of this prospectus supplement or the accompanying base prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement or the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed with the SEC and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying base prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on studies sponsored by us, independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying base prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

S-2

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this prospectus supplement, other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, potential growth or growth prospects, future research and development, sales and marketing and general and administrative expenses, and our objectives for future operations, are forward-looking statements. Words such as “believe,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” and variations of such words and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including without limitation, the following:

•	our ability to raise additional capital, if needed, to support our operations;
•	the rate and degree of market acceptance of our services;
•	our ability to enter into binding definitive agreements with counterparties that we have entered into non-binding term sheets;
•	the impact from future regulatory, judicial, and legislative changes or developments in the U.S. and foreign countries;
•	our ability to compete effectively in a competitive industry;
•	our ability to achieve positive cash flow from operations;
•	our ability to continue to meet Nasdaq requirements;
•	our ability to meet our other financial operating objectives;
•	the availability of qualified employees for our business operations;
•	general business and economic conditions;
•	our ability to meet our financial obligations as they become due;
•	our ability to be successful in new markets;

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the section entitled “Risk Factors” in this prospectus supplement. Readers are urged to carefully review and consider the various disclosures made in this prospectus supplement and in other documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and circumstances discussed in this prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. In addition, the forward-looking statements in this prospectus supplement are made as of the date of this filing, and we do not undertake, and expressly disclaim any duty, to update such statements for any reason after the date of this prospectus supplement or to conform statements to actual results or revised expectations, except as required by law.

You should read this prospectus supplement and the documents that we reference herein with the understanding that our actual future results, performance, and events and circumstances may be materially different from what we expect.

S-3

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. The summary may not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus supplement and accompanying prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference into this prospectus supplement in their entirety, including the “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus, before purchasing our securities in this offering. See the “Risk Factors” section of this prospectus supplement for a discussion of the risks involved in investing in our securities. Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus supplement to the “Company,” “we,” “us” and “our” refer to OpenWorld, Inc.

Our Company

OpenWorld, Inc. (“OpenWorld”), a Nevada corporation, is a technology-powered digital assets and blockchain innovation company operating at the intersection of institutional capital markets, enterprise blockchain infrastructure, and RWA tokenization. Since 2023, based on publicly reported peak fully diluted token network values, OpenWorld has supported blockchain projects representing an estimated aggregate network value of over $66 billion in reported token network value.

OpenWorld’s mission is to enable the creation and deployment of next generation financial products powered by blockchain technology. OpenWorld has been a strategic partner for numerous high-stakes launches by high-value ecosystem projects. OpenWorld’s capabilities empower enterprises, public companies, and sovereign-related entities to structure, launch, and scale digital asset networks and tokenized offerings. OpenWorld leverages its trusted and long-standing relationships within the digital asset community to drive client engagement, including connections with centralized and decentralized exchanges, legal advisors, market makers, and marketing partners.

OpenWorld’s business is structured around three complementary verticals and the newly integrated PeriShip Global platform. The three verticals are: Digital Assets & Capital Markets (“DACM”), OpenWorld’s foundational origination engine; Advisory & Onboarding (“OpenWorld Labs”), the innovation incubator that develops new products and provides governance infrastructure for decentralized protocols; and OpenWorld Enterprise™ (“OWE”), a co-principal and co-architect platform that is being developed to identify, structure, deploy, and manage enterprise-grade blockchain initiatives across RWAs, sovereign infrastructures, and financial services. These three verticals foster a compounding system: DACM generates institutional credibility and relationships that may unlock OWE mandates; OpenWorld Labs incubates products that are capable of graduating into the OWE vertical when commercially viable; and OWE’s platform is being designed to be replicated across jurisdictions at a marginal incremental cost and to generate high-margin recurring platform fees over time. These verticals are intended to represent a progression from project-based revenue generation to software-enabled platform economics that continue to accrue over time, with DACM driving repeatable activities, OpenWorld Labs supporting early-stage product development, and OWE designed to scale into recurring platform-based revenue over time.

OpenWorld’s go-to-market strategy is built around the three reinforcing verticals described above. The DACM vertical’s existing revenue base provides OpenWorld with financial runway to support longer OWE development cycles. OWE engagements that are in development will be built on OpenWorld’s proprietary technology platform that can be replicated across jurisdictions at a marginal incremental cost, compounding recurring platform fee revenues without proportional cost growth. OpenWorld’s marketing strategy emphasizes regulatory alignment and institutional-grade controls, positioning OpenWorld as a business-to-business partner to corporations, financial sponsors, and public-sector stakeholders pursuing on-chain finance initiatives.

Additionally, in connection with the consummation of the Merger (as defined below), OpenWorld’s business now integrates VerifyMe’s proprietary PeriShip IT platform as a blockchain solution for the tokenization of energy intensive assets. PeriShip Global LLC (“PeriShip Global”) is a fully-owned subsidiary which provides value-added service for sensitive parcel management driven by a proprietary software platform that provides predictive analytics from key metrics such as pre-shipment weather analysis, flight-tracking, sort volumes, and traffic, delivered to customers via a secure portal. The portal provides real-time visibility into shipment transit and last-mile events which are supported by a service center.

PeriShip Global specializes in predictive analytics for optimizing delivery of time and temperature sensitive perishable products. With the PeriShip Global platform, we manage complex industry-specific shipping logistic processes that require critical time, temperature control and handling to prevent spoilage and delayed delivery times and brand impairment. Utilizing predictive analytics from multiple data sources including flight-tracking, weather, traffic, major carrier feeds, and time of day data, we are able to provide our clients with an end-to-end vertical approach for their most critical service delivery needs. Using this proprietary IT platform, we provide real-time information and analysis to mitigate supply chain flow interruption, as well as delivering last-mile resolution for key markets, including the perishable healthcare and food industries. Through our proprietary PeriTrack® customer dashboard, we provide an integrated tool that gives our customers an in-depth look at their shipping activities and allows them access to critical information in support of the specific needs of the supply chain stakeholders. We offer post-delivery services such as customized reporting for trend analysis, system performance reports, power outage maps, and other tailored reports.

S-4

Recent Developments

Nasdaq Notice

On October 26, 2026, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC ("Nasdaq") notifying the Company that, as a result of the resignation of Scott Greenberg from the Board of Directors of the Company (the "Board") and the Audit Committee of the Board (the "Audit Committee") on October 15, 2026, as previously disclosed, the Company is not in compliance with Nasdaq's audit committee requirements as set forth in Nasdaq Listing Rules 5605(c)(2)(A), which among other items require, that the audit committee consist of at least three members meeting such independence criteria.

Pursuant to Nasdaq Listing Rule 5605(c)(4)(B), the Company intends to rely on the cure period to reestablish compliance with Nasdaq Listing Rule 5605(c)(2)(A). Consistent with Nasdaq Listing Rule 5605(c)(4), the Company has been provided a cure period to regain compliance with Nasdaq Listing Rules 5605(c)(2)(A), until the earlier of the Company's next annual shareholders' meeting, or October 15, 2027; provided, however, that if the Company's next annual meeting of shareholders is held before April 13, 2027, the Company must evidence compliance no later than April 13, 2027. Pursuant to Nasdaq Listing Rule 5605(c)(4)(B), the Company intends to rely on the cure period to reestablish compliance with Nasdaq Listing Rule 5605(c)(2)(A). The letter has no immediate effect on the listing or trading of the Company's common stock on Nasdaq.

Departure of Chief Financial Officer; Appointment of Chief Financial Officer

On October 22, 2026, the Board of Directors of the Company removed Jennifer Cola as Chief Financial Officer of the Company effective as of October 23, 2026. Ms. Cola remains employed by the Company pursuant to the terms of her employment agreement.

Effective October 23, 2026, the Board of Directors of the Company approved the appointment of Gerard Hernandez as the Company's Chief Financial Officer effective. Prior to his appointment as Chief Financial Officer, Mr. Hernandez, age 38, served as the Company's Chief Accounting Officer since September 30, 2026. Previously, Mr. Hernandez served as Chief Accounting Officer for Open World Ltd., a wholly-owned subsidiary of the Company, from January 1, 2026 to September 30, 2026 after previously serving as a consultant to Open World Ltd. beginning in August 2024. Since August 2024, Mr. Hernandez has served as Co-Founder of GM Accounting Solutions LLC, a firm providing accounting services to healthcare organizations, and since April 2023, he has served as Co-Founder of GM Consulting Group Inc., which provides strategic, accounting and CFO consulting services to Web3 companies. Since May 2023, Mr. Hernandez has served as Chief Financial Officer of ThriveCoin Inc., a company focused on automating treasury allocations to builders. ThriveCoin has a client referral relationship with OpenWorld. From January 2023 through June 2025, Mr. Hernandez served as a Special Council Member of the APE Foundation, which acts as the administrative and legal steward of the ApeCoin DAO, facilitating community-led governance and implementing approved initiatives. From February 2021 through September 2024, Mr. Hernandez served as Chief Financial Officer of JEVB Services LLC, a company providing support services to acute care hospitals, and from September 2017 through August 2024, he served as Chief Financial Officer of Agathos Support Service Inc., which provides support services to skilled nursing facilities. Mr. Hernandez earned a Bachelor of Science from the University of British Columbia in 2010 and a Diploma of Accounting from the University of British Columbia in 2011. He is a Certified Public Accountant licensed by the Washington State Board of Accountancy and is also a Chartered Professional Accountant in British Columbia, Canada.

In connection with his appointment, Mr. Hernandez entered into an amendment to his employment agreement effective October 23, 2026 pursuant to which his title was changed to Chief Financial Officer, Treasurer and Secretary ("Employment Agreement Amendment"). There were no changes to Mr. Hernandez's compensation.

The Company engages GM Consulting Group Inc. ("GM Consulting"), an entity owned by Gerard Hernandez, and his spouse, to provide accounting, financial reporting, and related consulting services. Mr. Hernandez's spouse provides services to the Company through GM Consulting, including serving in a financial and accounting capacity. During the year ended December 31, 2025, and the nine months ended September 30, 2026, the Company incurred consulting fees of $100,000 and $120,833, respectively, under this arrangement. Mr. Hernandez and his spouse each hold a 50% ownership interest in GM Consulting.

There are no family relationships among Mr. Hernandez and any of the Company directors and executive officers and there are no arrangements or understandings between him and any other persons pursuant to which he was appointed as Chief Financial Officer. Except as disclosed above, Mr. Hernandez nor any of his immediate family members have been a party to any transaction with the Company, nor is any such transaction currently proposed, that would be reportable under Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement Amendment does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Employment Agreement Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K filed on October 26, 2026.

S-5

Blocksight Merger

As previously disclosed, on October 16, 2026, OpenWorld, Inc., a Nevada corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Blocksight Merger Agreement”) with Kim & Associates Advisory., Inc., Patrick Kim, Ryan Yue, and Sungmeen Hong (each a “Seller” and collectively the “Sellers”), Blocksight Holdings Co., a Delaware corporation (“Legacy Blocksight), and OpenWorld Subco (US) Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Blocksight Merger Sub”).

On October 27, 2026, in accordance with the terms of the Blocksight Merger Agreement, among other things, Blocksight Merger Sub merged with and into Legacy Blocksight, with Legacy Blocksight becoming a wholly owned subsidiary of the Company (the “Blocksight Merger”). The surviving corporation and wholly owned subsidiary of the Company after the Blocksight Merger is referred to herein as “Blocksight”. The Blocksight Merger closed and became effective at 1:29 p.m., Eastern Time, on October 27, 2026 (the “Effective Time”). At the closing of the Blocksight Merger, the Sellers delivered to the Company, among other things, (i) the Company’s offers of employment and standard form of employee agreements and the Company’s standard confidentiality, ownership of inventions agreements and non-solicitation agreements (the “Employment Offer Letters”) executed by each of Mr. Kim and Mr. Hong and each other employee of Legacy Blocksight and its subsidiary Blocksight LLC; and (ii) a restricted share subscription agreement executed by each Seller, as described below.

At the Effective Time: (i) shares of common stock of Legacy Blocksight (the “Shares”) owned by the Company, Blocksight Merger Sub, or Legacy Blocksight, or any of their respective direct or indirect wholly owned subsidiaries was automatically cancelled and retired; (ii) each Share issued and outstanding immediately prior to the Effective Time was converted into the right to receive its pro rata share of the Stock Consideration, as defined below; (iii) each share of common stock of Blocksight Merger Sub issued and outstanding immediately prior to the Effective Time was converted into and became one newly issued, fully paid and non-assessable share of common stock of Blocksight; (iv) all Shares outstanding immediately prior to the Effective Time were automatically cancelled and retired, and each holder of a certificate formerly representing any Shares no longer have any rights as a stockholder of Legacy Blocksight; and (v) the Stock Consideration paid in accordance with the Blocksight Merger Agreement was deemed to have been paid or payable in full satisfaction of all rights pertaining to the Shares.

Pursuant to the Blocksight Merger Agreement, the aggregate purchase price for the Shares was 641,924 shares of the Company’s common stock (the “Stock Consideration”), equal to 4% of the Company’s fully diluted capitalization effective immediately following the previously completed merger between the Company (f/k/a VerifyMe, Inc.) and Open World Ltd.

At the closing of the Blocksight Merger, the Company delivered to the Sellers, among other things, (i) evidence of the issuance of the Stock Consideration; (ii) the Employment Offer Letters executed by the Company and/or one of its subsidiaries; (iii) the restricted share subscription agreements executed by the Company; and (iv) a Payoff and Satisfaction Acknowledgement executed by OpenWorld Ltd. confirming all amounts owed by Legacy Blocksight to OpenWorld Ltd. pursuant to a Loan Deed dated January 16, 2026 and amended July 9, 2026, including all principal and accrued interest, which was deemed repaid, discharged and satisfied in full.

The foregoing description of the Blocksight Merger Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Blocksight Merger Agreement, which is attached as Exhibit 2.1 to our Current Report on Form 8-K filed on October 29, 2026.

Meridian Term Sheet

On October 15, 2026, we entered into a non-binding term sheet with Meridian Topco (“Meridian”), a privately held Delaware limited liability company, to establish a tokenized financing program of up to $1 billion to support the purchase and deployment of a distributed artificial-intelligence computing network powered by solar energy and Tesla Powerwall batteries (the “Meridian Term Sheet”). The program aims to fund a distributed AI computing network powered by on-site solar energy and residential battery storage, with an expected initial deployment planned for 10,000 homes. Under the Meridian Term Sheet, we will serve as advisor, structuring agent and services provider for the financing program. We expect to establish the tokenized financing structure, settle transactions on-chain and host the related tokens on our OpenWorld Enterprise platform. The contemplated financing would support Meridian’s purchase and deployment of Powerwall batteries and the purchase by us or one of our subsidiaries of solar panels and associated artificial-intelligence computing equipment, which would serve as collateral within the financing structure. We are also developing an integrated system to power and operate each installation. Our OpenWorld Enterprise platform will coordinate computing workloads across the network, monitor equipment performance, and provide investors with reporting on the underlying assets. The program is intended to supply computing capacity to one or more leading AI inference providers.

S-6

BeyondAI Financing

On October 7, 2026, we entered into a non-binding term sheet with Beyond Limits, Inc. (“BeyondAI”) relating to a proposed intellectual property-backed financing of up to $130 million (the “BeyondAI Financing”). Under the term sheet, OpenWorld would provide transaction structuring, tokenization, technology integration, reporting infrastructure and operational services. Each token would represent an investor's rights to payments backed by eligible BeyondAI intellectual property, such as patents and software rights. The proposed arrangement is a financing backed by intellectual property rights, not a sale of BeyondAI's technology, and BeyondAI would retain control of its technology. Within this structure, Blocksight's agents are expected to support the verification of eligible intellectual property, the onboarding of investors and the daily reporting on the payment streams that back the tokens.

Each of the Meridian Term Sheet and the BeyondAI Financing is non-binding, except for the provisions expressly stated therein to be binding, and each of the abovementioned proposed transactions remains subject to the completion of confirmatory due diligence, negotiation and execution of definitive documentation, satisfaction of applicable conditions and completion of the contemplated transactions. There can be no assurance that the abovementioned proposed transactions will be consummated on the terms described or at all. The final compliant structures will be defined in definitive agreements at close.

Corporate Information

We were incorporated in November 10, 1999 as a Nevada corporation. On February 11, 2026, OpenWorld, f/k/a VerifyMe, Inc., entered into an Agreement and Plan of Merger (as subsequently amended, the “Merger Agreement”) with VRME Subsidiary Corp., a Nevada corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Open World Ltd., a Cayman Islands exempted company (“Legacy OpenWorld”).

On September 30, 2026, in accordance with the terms of the Merger Agreement, among other things, Merger Sub merged with and into Legacy OpenWorld, with Legacy OpenWorld surviving the merger as a wholly owned direct subsidiary of the Company (the “Merger”). The Merger closed and became effective at 11:00 a.m., Eastern Time, on September 30, 2026 (the “Effective Time”), at which time our business became primarily the business conducted by Legacy OpenWorld. In connection with the completion of the Merger, the Company changed its name from “VerifyMe, Inc.” to “OpenWorld, Inc.” by filing a Certificate of Amendment to our Amended and Restated Articles of Incorporation, as amended, with the Nevada Secretary of State on September 29, 2026, which became effective October 1, 2026. Furthermore, effective October 1, 2026, the Company’s Common Stock began to trade under the new ticker symbol “OPNW” on Nasdaq.

As previously reported, on September 29, 2026, prior to the effective time of the Merger, we effected a one-for-ten (1:10) reverse stock split of our common stock (the “Reverse Stock Split”). Unless noted otherwise, all references to share and per share amounts in this prospectus supplement reflect the Reverse Stock Split.

Our stockholders previously voted to approve the issuance of the shares of our common stock to Legacy OpenWorld securityholders, and any associated change of control therewith, at an annual meeting of stockholders held on September 24, 2026.

At the effective time of the Merger, each outstanding share of Legacy OpenWorld was converted into a share of OpenWorld common stock at a ratio of 1:77.27. As a result of the Merger and the issuance of the merger consideration, immediately upon the effective time of the Merger: (i) holders of equity interests in Legacy OpenWorld were issued 11,686,124 shares of common stock, held options assumed by OpenWorld exercisable for an additional 2,096,093 shares of common stock, and owned approximately 85.48% of the fully diluted equity of OpenWorld; (ii) certain business partners and consultants Legacy OpenWorld was contractually obligated to issue warrants upon OpenWorld’s successful Listing on Nasdaq were issued warrants exercisable for an aggregate of 300,000 shares of common stock; (iii) Maxim Partners LLC, who served as financial advisor to Legacy OpenWorld, was issued 361,082 shares of common stock and owned approximately 2.25% of the fully diluted equity of OpenWorld; and (iv) holders of equity interests in VerifyMe, Inc. continued to hold 1,425,154 shares of common stock, equity interest convertible into an aggregate of 179,657 shares of common stock, and owned approximately 10% of the fully diluted equity of OpenWorld. Immediately after giving effect to the Merger, there were approximately 13,407,360 shares of OpenWorld common stock issued and outstanding with an aggregate of 16,048,110 shares issuable on a fully diluted basis. These numbers include shares of common stock that were issued upon vesting and settlement of certain outstanding OpenWorld equity awards at the effective time of the Merger.

On September 22, 2026, prior to the effective time of the Merger, we filed a Certificate of Amendment to our Amended and Restated Articles of Incorporation, as amended, with the Nevada Secretary of State. The Certificate of Amendment effected a reverse stock split of our common stock, par value $0.001 per share (the “Common Stock”) and treasury stock at a ratio of 1-for-10 shares, effective as 12:01 am Eastern Time on September 29, 2026 (the “Reverse Stock Split”).

On October 9, 2026, the stockholders approved by written consent, an amendment to our charter to authorize the creation of 500,000,000 shares of newly designated blockchain common stock (“Blockchain Common Stock”). The Blockchain Common Stock was authorized on a “blank check” basis similar to our preferred stock. We are vested with authority, without further stockholder action, to designate one or more series of blockchain common stock from time to time and to fix the voting powers (if any), designations, preferences, conversion or exchange rights, dividend rates, liquidation preferences, and other rights, qualifications, limitations and restrictions of each such series by resolution and the filing of a certificate of designation. By default, and unless otherwise expressly granted in the applicable certificate of designation or as otherwise required by law, holders of blockchain common stock will not be entitled to vote, and the consent of the holders of our common stock will not be required to authorize the issuance of any new series of Blockchain Common Stock, regardless of whether the rights and preferences of such new series are senior or superior to the common stock.

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On September 18, 2026, the board of directors of VerifyMe, Inc. declared a special cash dividend of $1.50 per share, as adjusted by the Reverse Stock Split ratio (the “Dividend”), to be distributed pro-rata per share of the Company's common stock to (i) holders of common stock, and (ii) holders of the Series B Convertible Preferred Stock, par value $0.001 per share, on an as-converted basis. The payment of the Dividend was conditioned upon the closing of the Merger which occurred at 11:00 a.m., Eastern Time, on September 30, 2026. As such, the Dividend was paid on October 2, 2026, to all stockholders of record as of the close of business on September 29, 2026.

Our principal executive offices are located at 801 International Parkway, Fifth Floor, Lake Mary, Florida, 32746. Our telephone number (585) 736-9400. Our website address is www.openworld.dev. The information contained on, or that can be accessed through, our site is not a part of this filing. Investors should not rely on any such information in deciding whether to purchase our securities.

Implications of Being A Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities ExchangeAct of 1934, as amended, or the (“Exchange Act”). Smaller reporting companies may take advantage of certain scaled disclosures, including, among other things, providing only two years of audited financial statements in their Annual Report on Form 10-K, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-OxleyAct and having reduced disclosure obligations regarding executive compensation. We will be able to take advantage of these reduced disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

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THE OFFERING

Common Stock offered pursuant to this prospectus supplement:

1,494,084 shares of common stock. The offering price per share was negotiated between us and the investor participating in the offering based on the trading of our Common Stock prior to the offering, among other things. Each share of Common Stock is being sold at a price of $1.39.

1,023,901 shares of common stock underlying pre-funded warrants in lieu of common stock. Each Pre-Funded Warrant is exercisable for one share of Common Stock. The purchase price of each Pre-Funded Warrant will be equal to the price per share at which shares of our Common Stock are being sold to the public in this offering, less $0.0001 exercise price of each Pre-Funded Warrant. The Pre-Funded Warrants do not expire, and each Pre-Funded Warrant will be exercisable at any time after the date of issuance, subject to an ownership limitation.

2,517,985 shares of common stock underlying Series A Warrants. Each Series A Warrant is exercisable immediately upon shareholder approval of the issuance of the Series A Warrants for one share of Common Stock. The exercise price of each Series A Warrant is $1.53. The Series A Warrants will expire five (5) years from the date shareholder approval is obtained.

2,517,985 shares of common stock underlying Series B Warrants. Each Series B Warrant is exercisable immediately upon shareholder approval of the issuance of the Series B Warrants for one share of Common Stock. The exercise price of each Series B Warrant is $1.39. The Series B Warrants will expire eighteen (18) months from the date shareholder approval is obtained.

See “Description of Securities We Are Offering” elsewhere in this prospectus supplement. This prospectus supplement also relates to the offering of the shares of common stock issuable upon the exercise of such pre-funded warrants, Series A Warrants and Series B Warrants.

Common Stock outstanding before this offering:	13,472,360 shares (1)

Common Stock outstanding after this offering:	14,966,444 shares (1), excluding 1,023,901 shares issuable upon exercise of the Pre-Funded Warrants. Assuming exercise in full of the Pre-Funded Warrants, 15,990,345 shares would be outstanding. (1)

Use of proceeds:	We intend to use the net proceeds from this offering for RWA growth initiatives and working capital and general corporate purposes. Please see the section entitled “Use of Proceeds” of this prospectus supplement for a more detailed discussion.

Risk factors:

An investment in our securities involves a high degree of risk. Please see the section entitled “Risk Factors” of this prospectus supplement as well as the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors that you should consider carefully before making an investment decision.

Dividend policy:	We do not anticipate paying any cash dividends in the foreseeable future.

National Securities Exchange Listing:	Our Common Stock is currently listed on Nasdaq under the symbol “OPNW.”

(1)	The number of shares our common stock to be outstanding after the offering is based on 13,472,360 shares of Common Stock outstanding as of October 28, 2026, and excludes, as of that date, the following:

•	20,251,651 shares of Common Stock reserved for future issuance under the 2020 Equity Incentive Plan;

•	14,445 shares of Common Stock issuable upon conversion of preferred stock;

•	2,096,093 shares of Common Stock issuable upon the exercise of options outstanding, with a weighted average exercise price of $4.40 per share;

•	455,522 shares of Common Stock issuable upon the exercise of warrants outstanding, with a weighted average exercise price of $27.57 per share;

•	641,924 shares of Common Stock issuable in connection with the acquisition of Blocksight, Inc; and

•	Shares of Common Stock issuable upon exercise of the Series A Warrants and Series B Warrants issued in this offering.

Unless otherwise indicated, all information in this prospectus supplement does not include the additional share issuances and shares reserved for future issuance subsequent to October 28, 2026 as set forth above, and further assumes no exercise of outstanding stock options or warrants.

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RISK FACTORS

Before making an investment decision, you should carefully consider the risks described in this prospectus supplement, together with all of the other information incorporated by reference into this prospectus supplement and the accompanying prospectus .You should consider carefully the risks described below and those described under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, the accompanying prospectus, and the documents incorporated by reference into this prospectus before deciding whether to purchase any of the common stock being offered under this prospectus. The risks and uncertainties we have described are not the only ones we face. The risks mentioned below are presented as of the date of this prospectus supplement and we expect that these will be updated from time to time in our periodic and current reports filed with the SEC, which are incorporated herein by reference. Please refer to these subsequent reports for additional information relating to the risks associated with investing in our securities.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. The trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned below. Forward-looking statements included in this prospectus supplement are based on information available to us on the date hereof, and all forward-looking statements in documents incorporated by reference are based on information available to us as of the date of each such document. We are under no obligation to update or alter such forward-looking statements whether as a result of new information, future events or otherwise, other than as required by applicable securities legislation.

Risks Relating to This Offering

Sales of our Common Stock by stockholders may have an adverse effect on the then prevailing market price of our Common Stock.

Sales of a substantial number of shares of our Common Stock in the public market following this offering could cause the market price of our Common Stock to decline and could impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our Common Stock or other equity or equity-related securities would have on the market price of our Common Stock.

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

We intend to use the net proceeds from the sale of securities by us in this offering for working capital and general corporate purposes. Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering, as described below in the section entitled “Use of Proceeds,” or in ways that do not necessarily improve our operating results or enhance the value of our Common Stock. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Our failure to use these funds effectively could have a material adverse effect on our business and could cause the price of our securities to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of our common stock or the value of our Pre-Funded Warrants and Warrants purchased in this offering.

Since the price per share of our Common Stock or the value of our Pre-Funded Warrants and Warrants being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of our Common Stock or Pre-Funded Warrants and Warrants you purchase in this offering. The exercise of outstanding stock options, exercise of warrants currently outstanding or exercise of the Pre-Funded Warrants and Warrants sold in this offering may result in further dilution of your investment. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase shares of our common stock in this offering.

There is no public market for the Pre-Funded Warrants or Common Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants or Common Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants or Common Warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Capital Market. Without an active trading market, the liquidity of the Pre-Funded Warrants and Common Warrants will be limited.

Holders of Pre-Funded Warrants and Common Warrants purchased in this offering will have no rights as common stockholders until such holders exercise their Pre-Funded Warrants or Common Warrants and acquire shares of our common stock.

Until holders of the Pre-Funded Warrants or Common Warrants exercise their warrants and acquire shares of our common stock, such holders will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the warrants, holders will be entitled to exercise the rights of our common stockholders only as to matters for which the record date occurs after the exercise date.

The Common Warrants are not exercisable until Stockholder Approval and may not have any value.

Under Nasdaq listing rules, the Common Warrants being offered in this offering are not exercisable without Stockholder Approval for the issuance of shares issuable upon exercise of such common warrants. While we intend to use reasonable best efforts to seek Stockholder Approval for issuances of shares of common stock issuable upon exercise of the Common Warrants as applicable, there is no guarantee that the Stockholder Approval will ever be obtained. If we are unable to obtain the Stockholder Approval, the Common Warrants will not be exercisable and therefore would have no value.

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We will not receive significant additional funds upon the exercise of the warrants being offered.

In certain limited circumstances, each Pre-Funded Warrant or Common Warrant may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the warrant. Accordingly, we may not receive any additional funds upon the cashless exercise of the warrant or if the warrants altogether are not exercised at all. In addition, each Pre-Funded Warrant will have an exercise price of $0.0001, and as a result we will not receive significant additional funds upon their exercise even if not a cashless exercise.

Significant holders or beneficial holders of our common stock may not be permitted to exercise Pre-Funded Warrants or Common that they hold.

Holders of the Pre-Funded Warrants and Common Warrants will not be entitled to exercise any portion of any warrants which, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed a specified percentage of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. As a result, such holders may not be able to exercise their Pre-Funded Warrants or Warrants for shares of our common stock at a time when it would be financially beneficial for them to do so. In such circumstance, such holders could seek to sell their Pre-Funded Warrants or Warrants to realize value, but they may be unable to do so in the absence of an established trading market for the warrants.

Investors in this offering will suffer immediate and substantial dilution in the net tangible book value per Common Stock.

A purchaser of securities in this offering will experience immediate and substantial dilution. Please see the section entitled “Dilution” for a more detailed discussion of the dilution you will incur in this offering.

We may require additional funding through further issuances of our Common Stock or other securities, which may negatively affect the market price of our Common Stock.

To operate our business, we may need to raise additional capital through sales of our Common Stock, securities exercisable for or convertible into our Common Stock or debt securities pursuant to which interest and/or principal payments may be satisfied through the issuance of our Common Stock. Future sales of such securities or our Common Stock could adversely affect the prevailing market price of our Common Stock and our ability to raise capital in the future, and may cause you to incur additional dilution.

We do not intend to pay dividends on our Common Stock so any returns will depend on appreciation in the price of our Common Stock.

We currently anticipate that we will retain future earnings, if any, for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will, therefore, be limited to the appreciation of their respective shares. There is no guarantee that our Common Stock will appreciate in value or maintain the price at which you purchased them.

Risks Related To Our Business

We may not be able to effectively scale our operations, continue to manage our projected rapid growth, or accurately forecast our results, which could adversely affect our business, operating results, financial condition, and future prospects.

We have a relatively short history operating our business at its current scale and have grown rapidly during that time. The founders of our Company began operating an advisory and consulting business focused on new blockchain networks and token launches in May 2022. Following that success, they then launched the Company, as a standalone company, to consolidate the provision of these consulting and advisory services in 2023. Our limited operating history at scale, the dynamic and rapidly evolving crypto and digital asset markets in which we operate, and the breadth of our offerings across entity setup, regulatory compliance, tokenomics analysis, market preparation, post token-launch support, technology development and tokenization of real-world assets (“RWAs”) make it difficult to evaluate our current business, future prospects, and other trends. In addition, our revenue has been concentrated among a limited number of projects and customers, and our success may be subject to the timing, size, and success of future client token launches and the success of our nascent technology development and RWA tokenization businesses. As a result, any predictions about our future revenue, costs, and cash flows may not be as accurate as they would be if we had a longer operating history or operated in a more predictable or established market.

We have encountered, and will continue to encounter, risks and uncertainties frequently experienced by rapidly growing companies in changing industries and exploring new types of offerings, including challenges related to scaling delivery capacity, onboarding and retaining specialized talent, maintaining service quality and client satisfaction as volume increases, evolving and enforcing standardized processes and controls across engagements, integrating new technology and partner solutions, and expanding our operational, legal, and compliance infrastructure across jurisdictions. Our ability to scale depends on accurately anticipating client demand, the cadence of token launch pipelines and demand for new tokenized RWA offerings, and the availability and performance of third-party partners and platforms, any of which may be difficult to predict and outside our control. If our assumptions regarding market demand, client adoption, pricing, utilization, or project timelines prove inaccurate, or if there are material reductions in crypto market activity, changes in regulatory regimes affecting token launches and RWA platforms, or shifts in demand for specialized crypto infrastructure and launch services, our operating and financial results could differ materially from our expectations.

Our growth has required, and will continue to require, significant investments in personnel, systems, compliance, and partner relationships. If we do not successfully manage these investments or realize expected returns, our margins and profitability could be adversely affected. The complexity and bespoke nature of many of our client engagements heighten the risk that scoping, delivery, or timeline deviations will occur, which could lead to cost overruns, delayed revenue recognition, contractual disputes, or reputational harm. Moreover, our forecasting may be further impacted by the volatility of crypto markets, changes in relationships with any major customers, client fundraising conditions, token price performance post-launch, and macroeconomic and geopolitical developments, which can influence clients’ budgets, launch readiness, and engagement decisions on short notice.

S-11

We plan to expand and offer new products and services in the evolving digital asset industry. For example, we are currently in the process of expanding our service offerings to include technology development and RWA tokenization offerings. While we have experience advising clients related to such platforms, we have limited experience in serving as a principal or architect of the underlying technology, and there can be no assurance that such ventures or any other modifications to our business model and strategy will be successful or will not result in harm to our business. There are substantial risks and uncertainties associated with these efforts and we expect to invest significant capital and resources in such expansions. Regulatory requirements can affect whether initiatives are able to be brought to market at all and, even if so, in a manner that is timely and attractive to customers. Initial timetables for the development and introduction of new lines of business, products or services and price and profitability targets may not be met. Furthermore, our revenues and costs may fluctuate due to start-up costs associated with new businesses or products and services (including for legal or regulatory reasons) while revenues may take time to develop, which may adversely impact our results of operations. If we are unable to successfully manage our business while reducing expenses, our ability to continue to expand our offerings could depend on our ability to raise sufficient additional capital, obtain sufficient financing and/or monetizing assets.

If we are unable to scale our organization and processes efficiently, maintain and deepen relationships with key ecosystem partners, or accurately forecast our business, we may fail to execute on our growth strategy, and our business, operating results, financial condition, and future prospects could be adversely affected. We cannot ensure that we will be successful in addressing these and other challenges, and the risks associated with our limited operating history may be exacerbated by current macroeconomic, regulatory, and geopolitical conditions discussed herein.

Our business has and is expected to continue to have significant customer concentration, and our failure to attract, grow, and retain a diverse and balanced customer base, and overreliance on a limited number of customers could adversely affect our business, financial condition, and results of operations.

We have in the past generated a large portion of our revenue from a small number of customers, and such revenue concentration is expected to continue. There are inherent risks whenever a large percentage of total revenue is concentrated with a limited number of customers. As of December 31, 2025, our top four customers accounted for approximately 68% of our revenue. While we have completed many of the projects covered by our contracts with existing customers, we have negotiated upcoming projects with additional large customers and expect that a limited number of customers will continue to account for a high percentage of our revenue for the foreseeable future. As such, the loss of any current or future large customers, a reduction in their spending, unfavorable changes in their token or platform launch timelines, performance, or liquidity, or delays in collections could materially and adversely affect our business. Concentration in early-stage projects could also increase the risk that budget constraints, token market conditions, or regulatory setbacks affecting our customers could lead to project deferrals or cancellations, reducing our near-term revenue visibility.

We have and may in the future offer volume-based pricing, the ability to pay via equity grants or in tokens, and success-based fees to certain customers, which can further concentrate our exposure to a limited number of counterparties and to crypto and equity market performance. If customers with whom we have such arrangements underperform, restructure, or become insolvent, or if token vesting and unlock schedules, listing outcomes, or liquidity events are delayed or do not occur, our revenues, cash flows, and results of operations could be adversely affected. In addition, if we devote significant resources to large or strategic customers that do not scale as expected, we may incur opportunity costs that hinder our ability to diversify. See also “We may not be able to effectively scale our operations, continue to manage our projected rapid growth, or accurately forecast our results, which could adversely affect our business, operating results, financial condition, and future prospects.”

Our growth depends on our ability to attract, grow, and retain a diverse and balanced customer base across blockchain projects, including digital asset foundations, protocol teams, and RWA platform sponsors. If our customer base continues to be concentrated in a small number of clients, a limited set of project types, specific geographies, or particular market cycles, our revenues and operating results could be disproportionately affected by the loss or reduced spending of any single customer or cohort. For example, a decision by one or more significant customers to delay or cancel a project launch, scale back budgets, internalize capabilities, change providers, or cease operations could materially reduce our revenues. In addition, customer concentration may reduce our pricing power, increase exposure to collection risk, and amplify the impact of customer-specific disputes or negative publicity.

Our ability to broaden and diversify our customer base depends on a variety of factors, including our service offerings and pricing, our reputation and track record, the robustness and security of our infrastructure designs, our regulatory and compliance capabilities across jurisdictions, the depth of our partner ecosystem, prevailing crypto market conditions, and our ability to effectively market and deliver integrated launch solutions at scale. If we fail to develop and market services that appeal to a wider range of customers and project stages, or if we are unable to expand into new geographies, our customer mix could remain concentrated and our growth could slow. market downturns or volatility in the digital asset industry, tightening regulatory regimes, reduced venture funding, exchange policy changes, or adverse events affecting key sectors of the Web3 economy may likewise limit diversification and magnify concentration risk.

There is no assurance that we will successfully reduce customer concentration or achieve a more balanced mix across industries, geographies, and project stages. If we are unable to attract new customers, expand relationships with existing customers on favorable terms, or maintain relationships with key customers, our business, financial condition, and results of operations could be materially and adversely affected. Furthermore, even if we succeed in diversifying our customer base, the timing and magnitude of revenue from new customers may be unpredictable, and the costs to acquire and serve a broader set of customers may be significant and could negatively impact our margins in the short term.

We are expanding to provide certain technological solutions which are novel and may present risks.

Our RWA tokenization business, including the technology that we are in the process of developing, involves novel and complex technological engineering. We may encounter technical issues, disruptions or security weaknesses with the platforms we design and develop. As such, there is no assurance that our technology solutions will continue to perform as expected. In the event that the technology does not perform appropriately or its security is compromised, our reputation could be adversely affected. Any number of technical changes, software upgrades, cybersecurity incidents or other changes to the technology may occur or be required from time to time, and if we are unable to troubleshoot and resolve any such issues successfully, they could adversely impact our business, financial condition and results of operations.

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From time to time, we may encounter technical issues and operational fragilities in the blockchain infrastructure we develop, which could adversely affect our business.

To support our RWA tokenization and other technology development initiatives, we must design, build, and integrate a variety of front and back-end components with multiple underlying blockchain networks, node implementations, smart contracts, middleware, oracles, and third-party services. Significant development, testing, and maintenance work is often required for each supported network and protocol, and there is no guarantee that we will be able to integrate successfully with any existing or future blockchain, protocol, or toolset. Even if such integration is initially successful, technical changes, software upgrades, version deprecations, validator or node client changes, parameter adjustments, or soft or hard forks to the underlying blockchain networks may occur from time to time, causing incompatibilities, consensus instability, data inconsistency, service disruptions, degraded performance, or security weaknesses in blockchain systems.

Any of the foregoing could adversely affect our operations, our relationships with users and partners, our financial condition and results of operations, and our ability to achieve our business objectives, including the timely and successful launch and scaling of projects and the maintenance of service quality across our portfolio.

Due to unfamiliarity with, and negative publicity associated with, digital assets and digital asset platforms, confidence or interest in crypto assets and related services may decline, which could adversely affect our business, our clients, and demand for our offerings.

Digital asset markets and platforms are relatively new and evolving. Some market participants are unlicensed, unregulated, operate without meaningful governmental supervision, and provide limited public disclosure regarding ownership, management, corporate practices, cybersecurity, and regulatory compliance. As a result, customers, counterparties, policymakers, and the general public may lose confidence or interest in crypto assets and in service providers associated with them, including our Company.

Numerous crypto asset platforms and projects have been sued, investigated, fined, or shut down due to fraud, manipulative practices, business failure, insolvency, security breaches, sanctions violations, or other compliance failures. In many cases, customers and token holders were not compensated for their losses. There have also been reports that a significant portion of reported digital asset trading volume may be inflated or fabricated, particularly on unregulated platforms located outside the United States, which may suggest that market activity is smaller or less liquid than commonly perceived. In addition, platforms, projects, service providers, and advisors in the digital asset ecosystem can be appealing targets for hackers and malware, and may be subject to regulatory or law enforcement actions and private litigation.

Negative perception, a lack of stability and standardized regulation in digital asset markets, the closure or suspension of digital asset platforms or projects due to fraud, business failure, hacks or malware, sanctions or other government actions, and associated customer or token holder losses may continue to reduce confidence or interest in the digital asset economy. These developments can increase market volatility and contribute to significant declines in asset prices and liquidity, reduce risk appetite among exchanges, custodians, and market makers, and cause counterparties to limit or terminate relationships with industry participants.

Adverse sentiment or reputational events affecting the broader digital asset industry may be attributed to us or our clients, or may reduce demand for our services because of reduced activity in the crypto and Web3 space generally, even if we are not involved in the underlying conduct. This could result in decreased demand for our services, delays or cancellations of client engagements, increased client churn, reduced success of client token launches, pricing pressure, higher costs of doing business, reduced access to partners and service providers, or the loss of key relationships. Any of these events could adversely affect our reputation, our ability to attract and retain clients, and our business, financial condition, and results of operations.

We may not successfully execute our business strategy—including recent initiatives to support the tokenization of RWAs, both as a strategic advisor and a principal—which could adversely affect our business, financial condition, and results of operations.

We recently expanded our business strategy, including initiatives for developing our services to support the tokenization of RWAs, and co-architecting and taking principled positions in commercialized RWA products. Executing our expanded strategy will require, among other things, successful marketing, changes to our operating model, reallocation of resources, effective integration of new processes and technologies, and continued support from employees, customers, and strategic partners or advisors. These initiatives include developing and offering our proprietary PeriShip IT platform as a blockchain solution and expanding our use of AssetCare AI, the cloud-enabled platform for management of industrial assets, to be integrated into OpenWorld Enterprise, our co-principal and co-architect platform that identifies, structures, deploys, and manages enterprise-grade blockchain initiatives across RWAs, sovereign infrastructure, and financial services, for the tokenization of energy intensive assets. we may not execute these initiatives on expected timelines or at expected costs, our offerings may not achieve anticipated market acceptance, and we may fail to realize the expected benefits, including projected revenue growth, cost savings, or margin improvement, of our business strategy. In addition, strategy execution may strain our management, personnel, information systems, and internal controls, increase volatility in our results, and adversely affect relationships with customers, strategic partners, and other stakeholders. If we are unable to implement our strategy effectively, or if the assumptions underlying the strategy prove incorrect, our business, financial condition, and results of operations could be materially and adversely affected.

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Our continued expansion into technology design and development will require substantial additional capital. We may be unable to obtain additional financing for this or for other areas of business development on acceptable terms or at all.

We recently began building out our technology development team, with the goal of developing new blockchain and blockchain-based products and services, including platforms for tokenizing RWAs. Such new operations are and will continue to be capital-intensive projects that will require substantial additional capital to complete. Furthermore, continued development in other areas of our business may require additional financing. The failure to raise or procure such additional funds when needed or the failure to achieve or maintain positive cash flow could result in the delay or indefinite postponement of our development as a digital assets platform architect or our other business objectives. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, will be on terms acceptable to us. If additional funds are raised by offering equity securities or equity-linked securities, existing shareholders could suffer significant dilution. We may require additional financing to fund our operations in certain periods until positive cash flow is achieved.

Our expanded business model is predicated, in part, on establishing and maintaining a new customer and user base that will generate a recurring stream of revenues. If that recurring stream of revenues is not maintained or does not increase as expected, our operating results may be adversely affected.

We expect that the success of the technology platforms we build, including for the generation of tokenized RWAs, will initially be highly dependent on a few key initial partners, and we will likely derive a significant portion of related revenue from such key partners and their associated projects for the foreseeable future. Our ability to expand our technology offerings and RWA tokenization services in the future will be dependent, in large part, on our ability to maintain and grow the user base of our RWA tokenization initiatives, through projects with new partners or otherwise. There can be no assurances that any partner will renew or sign a further contract when its initial contract expires. In addition, many of our contractual relationships are in the early stages of development, and such projects may not be completed as a partner may terminate its agreement in certain circumstances, including if we fail to achieve certain milestones within the time periods prescribed therein. In addition, there is no assurance that we will be able to attract additional partners on favorable terms, if at all, or that the projects developed with such partners will attract a significant volume of users. As a result, there can be no assurance that we will retain our existing partners or users, or that we will attract new partners that will enter into long-term contracts with us or that our RWA tokenization projects will generate recurring revenue.

If we are unable to successfully market our RWA tokenization initiatives and other technology offerings and grow the user base for these offerings, then the potential success of our new services may be less than we anticipate, which could have an adverse impact on our business, prospects and operations.

We face intense and increasing competition, which could reduce our market share, require pricing or contractual concessions, slow our growth, and adversely affect our business, financial condition, and results of operations.

We operate in a rapidly changing and highly competitive segment of the digital asset industry, and our results of operations and future prospects depend in part on the continued adoption of blockchain-based networks and tokenization of RWAs, our ability to monetize our end-to-end token launch and blockchain infrastructure services, and our ability to innovate, create successful new offerings, and improve existing services. Although there may be regulatory, technical, and relationship-driven barriers to entry in the markets we serve, we nonetheless expect competition to continue to increase. We face competition from established advisory, technology, infrastructure, and financial services firms, as well as from crypto-native service providers and early-stage companies seeking to capitalize on similar opportunities.

Some competitors have longer operating histories, larger user or client bases, greater brand recognition, established technology, deeper pools of capital, and well-established relationships with exchanges, custodians, regulators, and other critical ecosystem participants. They can use their experience and resources in ways that could adversely affect our competitive position, including by making acquisitions or entering into strategic arrangements to expand service breadth; investing heavily in technical infrastructure, product development, regulatory and compliance capabilities, and talent; subsidizing pricing or bundling services; and initiating intellectual property, contractual, or competition claims, whether or not meritorious. Competitors may be able to innovate, adapt to evolving blockchain standards, and deliver token launch and infrastructure solutions faster than we can, or may foresee demand for new offerings, such as novel tokenomics models, RWA tokenization workflows, and post-launch analytics or compliance tools, before we do.

In the crypto and Web3 sector, market dynamics can shift rapidly, and barriers to entry may be low for certain service categories. New entrants, including decentralized service alternatives, open source tooling, and consultants with niche expertise, may emerge quickly and gain traction with minimal fixed costs. Discrepancies or uncertainties in the interpretation or enforcement of existing laws and regulations across jurisdictions may enable some competitors to adopt aggressive approaches to service delivery, marketing, or compliance without commensurate scrutiny, potentially affording them a competitive advantage relative to us if we choose a more conservative approach. In addition, larger technology or financial services firms, including exchanges, banks, payment companies, and professional services firms, may expand into our markets, leverage their existing customer relationships and distribution in ways that prevent us from successfully expanding into new markets, and use their data, partnerships, and scale to capture market share.

We also face competition from clients and partners that could develop in-house capabilities or vertically integrate components of the token launch stack, including entity formation, compliance tooling, tokenomics design, infrastructure deployment, and market preparation services. If clients elect to internalize functions we currently provide, or if other crypto and Web3 service providers expand their offerings to overlap with ours, our addressable market could contract. Furthermore, competitive pressures may intensify during periods of lower crypto asset prices or reduced trading volumes, leading to price discounting, extended payment terms, or increased demands for success-based fee structures. If we are unable to differentiate our solutions or demonstrate superior outcomes relative to alternatives, we may experience reduced pricing power, longer sales cycles, lower win rates, loss of key clients, or erosion of market share.

We must continually invest in our services, including our regulatory and compliance capabilities, technical infrastructure, data and analytics, and talent, to remain competitive. These investments may not yield anticipated returns, may be more costly or take longer than expected, or may be matched or exceeded by competitors. If we fail to anticipate and respond to competitive developments or to evolving client needs, including with respect to RWA platforms, multi-chain deployments, and post-launch support, our growth, financial condition, and results of operations could be adversely affected. In addition, adverse publicity, whether or not justified, regarding the performance, security, or compliance of our services or of the broader crypto ecosystem, could be used by competitors to dissuade potential clients from engaging us.

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Any of the foregoing could result in the loss of existing or prospective clients, reductions in revenue or margins, increased costs, or other harms to our business, financial condition, and results of operations. Moreover, even if we respond to competitive pressures, there can be no assurance that our efforts will be successful or sufficient to maintain or grow our market position. The impact of these competitive dynamics may be heightened during periods of market volatility or regulatory change and could be further exacerbated if we are unable to access additional capital on acceptable terms to fund necessary investments in our business.

We hold a significant amount of crypto assets, which are less liquid than cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents. Further, the prices of digital assets are extremely volatile and price fluctuations may adversely impact the value of our crypto assets, which may negatively affect our operating results, liquidity, and financial condition.

Historically, the crypto market has been characterized by significant volatility in price and limited liquidity and trading volumes compared to fiat currencies. A number of factors contribute to changes in digital asset prices and volatility, including changes in the supply and demand for a particular digital asset, regulatory or legislative actions or guidance, enforcement developments, market sentiment, macroeconomic conditions, the utility or perceived utility of a particular digital asset, technological developments or vulnerabilities, idiosyncratic events such as exchange or custodian outages, market disruptions, forks or airdrops, and commentary on social media or by influential market participants. As a specialized crypto infrastructure and launch services company, we often receive compensation from clients, strategic partners, or third parties in the form of digital assets, and as of December 31, 2025, 11.67% of our assets were held in crypto.

During times of market instability, we may not be able to sell our crypto assets at favorable prices or at all. For example, a number of crypto trading venues temporarily halted deposits and withdrawals in 2022. As a result, our crypto holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents. Further, crypto assets that we hold with our custodians and transact with our trade execution partners do not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into capital raising transactions collateralized by our unencumbered crypto assets or otherwise generate funds using our crypto holdings. If we are unable to sell our crypto assets, enter into capital raising transactions using crypto assets as collateral, or otherwise generate funds using our crypto holdings, or if we are forced to sell our crypto assets at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

Further, a decline in the value of the digital assets we hold in higher concentrations, including any native tokens associated with client projects or commonly used crypto assets, may have a disproportionate adverse impact on our operating results in any given period. Volatility in the value of digital assets or other market factors may limit our ability to convert digital assets into fiat currency at attractive prices and at the times we need liquidity, or at all, which could adversely affect our ability to fund operations, satisfy obligations, or execute our strategy. We may also be subject to increased realized losses if we are required to sell digital assets during periods of market stress. Our policies regarding when and how we convert digital assets to fiat, hedge exposures, or holdings diversification may not be effective, may be constrained by contractual or market limitations, and may expose us to additional risks, including counterparty, custody, operational, tax, and accounting risks. See also “We may not be able to effectively scale our operations, continue to manage our projected rapid growth, or accurately forecast our results, which could adversely affect our business, operating results, financial condition, and future prospects.”

In addition, the accounting treatment for crypto assets and related impairment or fair value measurements may result in earnings volatility, including non-cash charges, that do not reflect underlying operating performance. Pricing sources for digital assets can vary, liquidity can be fragmented, and trading venues may experience disruptions, limited market depth, or extreme spreads, which can impair price discovery and execution quality. Any significant fluctuation in digital asset prices, deterioration in market liquidity, or adverse regulatory development could materially and adversely affect the value of our crypto asset holdings, our reported results of operations and financial condition, our ability to meet cash needs, and the perceptions of our business by clients, partners, and investors. The amount, composition, and concentration of our digital asset holdings may change from time to time based on our business activities, treasury decisions, and market conditions. We do not undertake to disclose changes in our crypto asset holdings on a real-time basis and such holdings may be subject to internal policies that we may modify in our discretion.

Digital asset transfers are typically not reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer or theft of digital assets generally will not be reversible, and we may not be capable of seeking compensation for any such transfer or theft. Although we have processes and procedures in place to limit any such transfers, it is possible that, through computer or human error, or through theft or criminal action, our digital assets could be subject to these operations errors and transferred from our accounts in incorrect amounts, or to unauthorized third parties, or to uncontrolled accounts.

If we experience losses on our digital asset holdings, or if we are unable to timely convert digital assets to fiat currency to meet our operational needs, our operating results, liquidity, financial condition and prospects could be materially and adversely affected. The foregoing risks may be heightened during periods of elevated market volatility, stress in the broader crypto ecosystem, or adverse macroeconomic conditions, and such periods may occur with little or no warning. Our exposure to these risks could increase as our business scales, as we enter into additional token-related arrangements, or as the scope or value of our digital asset holdings grows.

Geopolitical instability, including ongoing conflicts in the Middle East and the potential expansion of such conflicts, as well as any resulting sanctions or other measures, could have a material adverse effect on our business, financial condition, and results of operations.

Certain locations in the Middle East have recently experienced geopolitical instability, including escalations of conflicts in Gaza, Israel and the surrounding areas and in Iran. Such conflicts and the resulting measures that have been taken, and could be taken in the future, by the United States, Israel and neighboring states and other countries or organizations have created global security concerns that could have a lasting impact on regional and global economies.

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Although for the year ended December 31, 2025, none of our revenue originated from customers in the Middle East, we currently plan to continue to develop a customer base in the region. As such, we may be adversely impacted by the effects of the conflicts on any of our customers in the Middle East, and the negative impact of such issues may be magnified if our customer base remains or becomes increasingly concentrated in the region.

Further, the United States and global markets are experiencing and may continue to experience volatility and disruption following the increased geopolitical instability resulting from the conflicts in the Middle East and elsewhere in the world, in including Ukraine. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in prices, credit and capital markets, supply chain interruptions and increased cyber-attacks against U.S. companies or companies with operations in the affected regions. Any resulting sanctions or other government actions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

The extent and duration of the conflicts in the Middle East, any resulting sanctions and any related market disruptions are impossible to predict, but could be substantial, particularly if geopolitical tensions result in expanded military operations on a global scale. Any such disruptions may also have the effect of heightening many of the other risks described in this section.

We have entered and expect to continue to enter into strategic collaborations, teaming and joint ventures or other business arrangements, and these activities involve risks and uncertainties. If we cannot establish and maintain these relationships, especially in certain jurisdictions, our business, financial condition and results of operations could be adversely affected.

We have entered into, and expect to continue to enter into, strategic collaborations, teaming and joint ventures or other business arrangements. These activities involve risks and uncertainties, including the risk of the other party or parties to a business arrangement failing to satisfy their obligations, which may result in certain liabilities to us for any related commitments, the uncertainty created by challenges in achieving strategic objectives and expected benefits of the business arrangement, the risk of conflicts arising between us and the other parties to our business collaborations and the difficulty of managing and resolving such conflicts, and the difficulty of managing or otherwise monitoring such business arrangements. Such strategic collaborations may involve risks such as the possibility that a counterparty in a business arrangement might have economic or business interests or goals that are inconsistent with our business interests or goals, or take actions that are contrary to our instructions or to applicable laws and regulations. In addition, we may be unable to take action without the approval of our business partners, or our business partners could take binding actions without our consent. Consequently, actions by a partner or other third-party could expose us to claims for damages, financial penalties, and reputational harm, any of which could have an adverse effect on our business, financial condition, and results of operations.

Further, we cannot control the actions of our strategic partners, including any non-performance or default under any relevant agreements. If our current or future strategic partners were to fail to timely remit revenues to us from our joint business ventures, or if we dispute the amount of revenue remitted, such event could materially adversely affect our results of operations.

In certain jurisdictions where we may need to leverage the strengths of strategic partnerships with local partners, our arrangements with these partners may require us to restrict our business opportunities with other potential partners, and may be on terms that ultimately prove to be unfavorable to us. We cannot provide assurance that these arrangements will be successful or that our relationships with our partners will continue to be mutually beneficial. Moreover, our ability to expand in other jurisdictions may be limited by local law. If we cannot establish or maintain our relationships with these local entities, certain contracts may be terminated and we would not be allowed to operate in those jurisdictions until we enter into new strategic relationships. As a result, our business, financial condition and results of operations could be adversely affected.

Developing and enhancing our services requires substantial expenditures, and such services may not achieve market acceptance, which could adversely affect our business, results of operations, financial condition, and prospects.

Our industry is characterized by rapid, significant, and disruptive technological change, evolving standards, and shifting market preferences. Our ability to attract and retain clients, expand into adjacent offerings, and monetize new opportunities depends heavily on our ability to innovate and deliver successful new and improved services, including solutions for token ecosystem design, regulatory and compliance tooling, tokenomics models, market-readiness programs, and RWA platforms, whether developed internally or with third-party partners.

The development of offerings in our market is complex, fast moving, and resource intensive. It requires accurate identification of evolving client requirements, regulatory changes, and market dynamics, as well as effective prioritization and timely execution. Developing, testing, and launching new or enhanced offerings may require substantial expenditures, divert management attention, consume significant time and resources, and may not be successful. We may misjudge client or market needs, allocate resources to offerings that do not achieve product-market fit, or delay development of solutions that later prove to have greater commercial potential or market acceptance. We may prioritize certain features, partner integrations, blockchains, or geographies that do not produce anticipated returns, while deferring others that could have driven greater demand. There is no assurance that our current or future offerings will function as intended, achieve desired performance or security characteristics, deliver measurable outcomes for clients, or gain broad adoption.

Our new offerings could fail to attract clients, users, or partners, fail to meet evolving regulatory expectations, or fail to generate anticipated revenue. If our new or enhanced offerings do not integrate effectively with our existing suite of services, are not interoperable with key blockchain networks, exchanges, custodians, and other Web3 infrastructure, or do not deliver the expected benefits for clients’ token ecosystems, we may be unable to realize expected synergies or deliver enhanced value. Our development cycles may be long and uncertain, and we may experience delays, defects, security vulnerabilities, performance issues, or failures to achieve required compliance certifications or third-party approvals, any of which could harm adoption and our reputation. Any material delay, defect, performance limitation, missed feature, or security vulnerability in our offerings could result in reputational harm, reduced demand, implementation delays, customer disputes, remediation costs, and increased scrutiny from regulators or partners.

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Adoption of our offerings depends on factors beyond our control, including shifting digital asset market conditions, client funding and governance decisions, changing standards among exchanges and service providers, competitor actions, and regulatory developments affecting token launches and RWA platforms. Even where we or our clients achieve initial traction, there can be no assurance of sustained usage or expansion, particularly because our client engagements may be project based, may not include minimum commitments, and can be terminated or scaled down by clients with limited notice. Clients may build competing capabilities in-house, switch to alternative providers or open-source solutions, or choose not to proceed with a token launch or RWA initiative due to market, technical, or regulatory reasons. Even if we invest significant resources, our offerings may become obsolete or less competitive due to new technologies, open-source alternatives, or competitor innovations.

As blockchain networks, digital asset markets, and associated infrastructure mature, we expect the services and products associated with them to continue to evolve, and our business model, offerings, and delivery methods must also evolve. We may not correctly identify or prioritize all emerging trends and growth opportunities, including in token issuance frameworks, launch mechanics, token distribution and liquidity strategies, or RWA tokenization structures, and we could lose clients or prospective mandates to competitors. New market participants and alternative service models may emerge and displace or commoditize portions of our services. We rely on data, tooling, and insights from our experience across numerous projects to inform product design, but historical patterns may not predict future needs. Our efforts to enhance, differentiate, and standardize our solutions, including through templates, modular architectures, or partner integrations, may not yield anticipated efficiencies or outcomes. In addition, as new blockchain networks, token standards, smart contract frameworks, or compliance requirements emerge, we may be required to reengineer parts of our offerings, obtain new licenses, certifications, or approvals, or discontinue features, any of which could increase costs, extend timelines, or reduce functionality.

If we fail to timely introduce new and improved services, if our offerings do not achieve or sustain market acceptance, if adoption is slower than we anticipate, or if we fail to effectively develop, maintain, and scale our product and service offerings, ensure their interoperability and security, or adapt our business model to changing market, regulatory, or technological conditions, our ability to win new mandates, retain existing clients, maintain pricing, expand our scope of work, and grow revenue could be impaired. These efforts may require substantial financial expenditures, commitments of resources, development of our processes, and other investments and innovations, and our operating results may fluctuate as we refine or retire offerings that do not meet performance expectations. Additionally, if we are required to write down capitalized development costs, reallocate resources away from other strategic initiatives, or incur additional expenses to remediate product issues, our financial results could be further negatively impacted. Any of the foregoing could materially and adversely affect our business, prospects, results of operations, and financial condition. These risks may be amplified during periods of heightened crypto market volatility or regulatory change.

Our inability to renew client engagements on favorable terms, or to prevent pricing pressure in our offerings, could harm our business.

Failure to retain and expand relationships with our existing clients could negatively impact our business and could lead to significant fluctuations in our results of operations. We may experience client attrition for several reasons, including project cancellations or postponements, adverse or volatile conditions in digital asset markets, clients consolidating vendors or transferring work to competitors, clients internalizing capabilities we provide, or account closures or disengagements that we initiate. We cannot predict the level of attrition in the future, and our revenues could decline as a result of higher than expected attrition. In addition, many of our larger clients maintain relationships with multiple crypto infrastructure, advisory, and launch services providers to mitigate risks such as downtime, perceived conflicts of interest, regulatory developments, or execution capacity constraints, and these clients could shift scope or spend away from us at any time without terminating their underlying agreements.

Clients may also seek price reductions or other concessions when renewing, expanding, or modifying their engagements with us, particularly in response to changes in market conditions, regulatory uncertainty, or significant changes in their anticipated token launch volumes or timelines. Competitive pressures, including from new entrants, in-house build alternatives, or adjacent service providers offering overlapping capabilities, may further intensify discounting or require us to include services at little or no additional charge. If we are unable to renew client agreements at favorable pricing and commercial terms, if clients terminate or do not renew significant engagements, if clients materially reduce their scope of work or shift work to competitors, or if we increase discounting or accept less favorable payment or risk allocation terms, our business, results of operations, financial condition, and prospects could be materially and adversely affected.

Our exposure to pricing pressure may be heightened because many of our engagements are bespoke, multi-phase, or dependent on external milestones such as exchange listings, regulatory clearances, or market windows. Delays or changes in these external factors can trigger repricing or renegotiation. In addition, where our fees are tied in part to token-related events or performance, volatility in digital asset prices or trading volumes can result in lower realized economics. Further, consolidation among clients, exchanges, or Web3 partners, procurement policies that favor larger vendors, or changes in applicable regulations may concentrate bargaining power with our counterparties, increasing demands for caps on fees, most favored nation provisions, expanded service-level commitments, or limitations on reimbursable expenses. Any of these dynamics could reduce our revenue, increase our costs, or otherwise adversely impact our ability to achieve or maintain profitability.

Our contracts often contain termination for convenience provisions or variable scope statements of work, and some clients may have the right to stop services with limited written notice. Even where we have minimum commitments, enforcement can be uncertain due to jurisdictional or regulatory complexities. If we fail to successfully manage renewals, expansions, and pricing, maintain high client satisfaction or differentiate our offerings in a manner that sustains our value proposition, our operating results could be adversely affected. The loss of one or more significant clients, unfavorable renewals, or increased pricing concessions could have a disproportionate impact on our revenue given the size and bespoke nature of certain projects. To the extent our client concentration increases, the risks associated with non-renewal, scope reductions, or pricing pressure by any single client would be amplified. Any of the foregoing could materially and adversely affect our business, results of operations, financial condition, and prospects.

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Conflicts of interest among our officers, directors, employees, and significant shareholders could adversely affect our business, strategic decisions, and reputation.

We regularly engage with a broad range of blockchain and digital asset industry participants, including token issuers, exchanges, funds, market makers, validators, legal and compliance advisors, and other service providers, and we maintain relationships with numerous digital asset projects, developers, and investors in connection with our crypto infrastructure and launch services. These activities and relationships can create actual, potential, or perceived conflicts of interest in management decisions.

For example, certain of our officers and directors also serve on boards, advisory councils, or technical committees for digital asset foundations or other related industry organizations that contract with us. Additionally, certain of our officers, directors, employees, and advisors may hold or trade digital assets, tokens, or equity interests in projects, counterparties, or service providers with which we do business, or in clients to which we provide design, compliance, tokenomics, market preparation, or post-launch support. Further, some of our significant shareholders invest in or otherwise have business relationships with blockchain projects, exchanges, funds, service providers, or competitors that we work with or may seek to work with. These investments and roles may incentivize such persons to support decisions that favor one client, project, or counterparty over another, to prioritize initiatives in which they have a personal financial interest, or to allocate opportunities in a manner that is not aligned with our interests or those of our clients.

Because we operate as a comprehensive partner from project inception through post-launch, we may be asked to advise multiple clients that operate in overlapping or competing sectors of the digital asset economy. Our cross-industry perspective, while a competitive advantage, increases the likelihood of conflicts among clients and affiliates, including with respect to confidential information, go-to-market timing, tokenomics features, validator selections, exchange listings, market making arrangements, or preferred service providers. We may, from time to time, adopt internal policies and procedures to identify, mitigate, or manage these conflicts, including disclosure, information barriers, recusal, and allocation guidelines. However, these measures may not be effective in all cases, may impose operational burdens, and cannot eliminate all conflicts. Moreover, certain conflicts may be difficult to anticipate, fully disclose, or remediate given the fast-evolving nature of the digital asset markets and the breadth of our industry relationships.

Members of our senior leadership, including our founder and certain executive officers, have in the past and may in the future participate in industry initiatives, advisory roles, incubations, venture investments, or other projects involving blockchain technology and digital assets, which could divert their time and attention from our business and create additional conflicts. Their outside activities, as well as personal holdings of tokens or equity in third-party projects, could influence decisions regarding client selection, product features, sequencing of launches, token allocations, or vendor and exchange relationships. Any such conflicts, or the perception that we have failed to appropriately identify, disclose, or manage them, could harm our reputation, strain client relationships, limit our ability to win new mandates, subject us to litigation or regulatory scrutiny, and adversely affect our business, financial condition, and results of operations.

Cyberattacks and security breaches of our system, including systems where we store our crypto assets, or those impacting our clients, ecosystem partners, exchanges, custodians, cloud providers, or other third-party suppliers and vendors, could adversely affect our business, results of operations, financial condition, and prospects.

Our business involves the collection, use, storage, transmission, and other processing of confidential information, including client, employee, service provider, and other personal data, as well as sensitive information relating to token launches, governance frameworks, tokenomics models, smart contract code, and infrastructure access credentials. We also integrate with, and rely on, third-party platforms across the digital asset ecosystem, including exchanges, wallets, custodians, oracle providers, cloud and SaaS vendors, communications and collaboration tools, and on-chain infrastructure providers. We have built our reputation on the premise that our offerings provide clients with secure, compliant, and reliable launch and infrastructure services. As a result, any actual or perceived cyberattack or security breach of our systems or those of our clients or third parties in our supply chain may disrupt our services, compromise data or assets, undermine confidence in our solutions, harm our reputation and brand, and result in financial losses, contractual liability, or regulatory scrutiny.

We have sought to use or develop systems and processes designed to protect the data we process, prevent data loss and other cyberattacks or security breaches, and respond to known and potential risks, and we expect to continue to expend significant resources to bolster these protections. For example, we use and rely on Google Cloud to facilitate certain recognized cybersecurity frameworks and protocols. Despite our efforts, we may not have implemented all systems, security tools, measures, and processes that are consistent with industry standards, and there can be no assurance that measures we have implemented or systems we use, or may implement or use in the future, will provide absolute security or prevent cyberattacks or security breaches.

While we are not aware of any breaches of our security measures to date, we may experience such breaches in the future due to human error, malfeasance, insider threats, system errors or vulnerabilities, or other irregularities. Unauthorized parties may attempt, to gain access to our systems and facilities and those of our clients and third parties. Such parties may attempt to fraudulently induce employees, contractors, clients, or vendors to disclose credentials or other sensitive information, including through phishing, pretexting, or social engineering, which may be used to access our information technology systems, client environments, or digital assets. Threat actors may be supported by significant financial and technological resources, making them increasingly sophisticated and difficult to detect and remediate. As a result, the costs and the resources we devote to protecting against these threats and their consequences may increase over time.

A cyberattack or security breach that results in the unauthorized disclosure of personal information or other sensitive data could expose us to liability under a variety of laws and regulations across jurisdictions and increase the risk of litigation and governmental or regulatory investigations. Due to concerns about information security and integrity, a growing number of legislative and regulatory bodies have adopted breach notification and other requirements in the event that information subject to such laws is accessed by unauthorized persons, and additional regulations regarding security of such information are possible. We may be required to notify governmental authorities, clients, and affected individuals, including under U.S. state breach notification laws, the EEA General Data Protection Regulation, the UK GDPR, Singapore data protection laws, and other applicable regimes. We may also be contractually required to notify clients, exchanges, custodians, or other business partners of a cyberattack or security breach and to provide indemnities or credits. Compliance with numerous and evolving regulations in the event of an incident would be expensive and difficult, and failure to comply could subject us to regulatory scrutiny, penalties, and additional liability.

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Any actual or perceived cyberattack or security breach, vulnerability in our or our vendors’ systems, or breach of our legal or contractual obligations could harm our reputation and brand, reduce client confidence, delay or derail client token launches, disrupt our operations, lead to loss of business or reduced demand for our services, cause us to incur significant costs for investigation and remediation, result in theft or loss of company or client assets, and subject us to litigation, regulatory inquiries, fines, penalties, or other liabilities. The occurrence of any of the foregoing could adversely affect our business, results of operations, financial condition, and prospects. In addition, our insurance coverage, including any cybersecurity insurance, may not be sufficient to cover all losses or all types of claims, and may be subject to significant deductibles, exclusions, or limits, or may not be available on reasonable terms in the future.

Disruptions of the information technology systems or infrastructure of certain of our third-party vendors and service providers could harm our businesses, damage our reputation, increase our costs, and have a material adverse effect on our business, financial condition and results of operations.

We rely heavily on the communications and information systems of third parties to conduct our business. For instance, we rely on computing infrastructure operated by Google Cloud to host or operate some or all of certain key functions of our business. Our customers need to be able to access our systems at any time, without interruption or degradation of performance. Our technological infrastructure depends, in part, on the virtual cloud infrastructure hosted in Google Cloud. Although we have disaster recovery plans that utilize multiple Google Cloud locations, any incident affecting their infrastructure could adversely affect our cloud-native platform. A prolonged Google Cloud service disruption affecting our cloud-native platform would adversely impact our ability to service our customers and could damage our reputation with current and potential customers, expose us to liability, result in substantial costs for remediation, could cause us to lose customers, or otherwise harm our business, financial condition and results of operations.

As expectations regarding operational and information security practices have increased, our operating systems and infrastructure, and those of our third-party service providers, must continue to be safeguarded and monitored for potential failures, disruptions, breakdowns, and attacks. Our data processing systems, or other operating systems and facilities, and those of our third-party service providers, may stop operating properly or become disabled or damaged as a result of a number of factors, including events that are wholly or partially beyond our and our third-party service providers’ control. For example, there could be electrical or telecommunication outages; software bugs and defects; server malfunctions; human error; natural disasters such as earthquakes, tornadoes, or hurricanes; disease pandemics and related government orders; events arising from local or larger scale political or social matters, including terrorist acts; cyberattacks and other data security incidents, including ransomware, malware, phishing, social engineering, including some of the foregoing that target the cryptoeconomy in particular. These incidents can range from individual attempts to gain unauthorized access to information technology systems to more sophisticated security threats involving cybercriminals, hacktivists, cyberterrorists, nation-state actors, or the targeting of commercial financial accounts. These events can also result from internal compromises, such as human error or malicious internal actors, of our workforce or our vendors’ personnel. Any such disruptions or failures could result in customer attrition, financial and trading losses, reputational damage, reimbursement or other compensation costs, and/or remediation costs, any of which could have a material effect on our results of operations or financial condition.

Operational risk may materially and adversely affect our performance and results, and we may not be effective in mitigating any such risk.

Any issue or adverse circumstance surrounding our operational risks may have a material and adverse effect on our performance and results. Operational risk is the risk of an adverse outcome resulting from inadequate or failed internal processes, people, systems or from external events. Our exposure to operational risk arises from routine processing errors, as well as extraordinary incidents, such as major systems failures or legal and regulatory matters. As we may expand into operating trading, lending, investment and other businesses that are reliant on both technology and human expertise and execution, we are and will be exposed to material operational risk arising from a number of factors, including, but not limited to, human error, processing and communication errors, errors of our service providers, counterparties or other third parties, failed or inadequate processes and technology or system failures.

Operational errors or significant operational delays could materially negatively impact our ability to conduct our business or service our clients, which could adversely affect results of operations due to potentially higher expenses and lower revenues, create liability for us or our clients or negatively impact our reputation. Recurring operational issues may raise concerns among regulators regarding our governance and control environment.

We seek to mitigate risk and develop policies responsive to the types of risk to which we are subject, including operational risk, credit risk, market risk, counterparty risk, exchange risk and liquidity risk. However, there are inherent limitations to our current and future risk management strategies, including risks that we have not appropriately anticipated or identified. Accurate and timely enterprise-wide risk information is necessary to enhance management’s decision-making in times of crisis. If our risk management framework proves ineffective or if our enterprise-wide management information is incomplete or inaccurate, we could suffer unexpected losses, which could materially adversely affect our business, results of operations and financial condition. We continually assess our risk profile and risk management processes across our Company to identify opportunities for improvement and to consider whether we need to address new technologies and innovations in our risk management processes. While we have not identified any material gaps with respect to recent digital asset market events, we cannot guarantee that our risk management processes will continue to be effective in preventing or mitigating losses from future market events.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $3,254,999.21, before deducting the estimated offering expenses payable by us. We currently expect to use the net proceeds from this offering for RWA growth initiatives, working capital and general corporate purposes.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, and our management will retain broad discretion as to the ultimate allocation of the proceeds. We may temporarily invest funds that we do not immediately need for these purposes in investment securities or use them to make payments on our borrowings.

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DIVIDEND POLICY

Under Nevada law, we are prohibited from paying dividends if the distribution would result in our company not being able to pay its debts as they become due in the normal course of business if our total assets would be less than the sum of our total liabilities plus the amount that would be needed to pay the dividends, or if we were to be dissolved at the time of distribution to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Even if our board of directors (the “Board”) decides to pay dividends, the form, the frequency, and the amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board may deem relevant. While our Board will make any future decisions regarding dividends, as circumstances surrounding us change, it currently does not anticipate that we will pay any cash dividends in the foreseeable future.

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2026 as follows:

•	on an actual historical basis; and
•	on an as adjusted basis to illustrate the assumed issuance and sale by us of 1,494,084 shares of Common Stock at a public offering price of $1.39 per share and 1,023,901 Pre-Funded Warrants in lieu of shares of Common Stock at a public offering price of $1.3899 per Pre-Funded Warrant, together with the accompanying Series A Warrants and Series B Warrants, based on the closing price of our Common Stock on Nasdaq on October 28, 2026, and after deducting placement agent fees and estimated offering expenses payable by us.

The information below is illustrative only. Our capitalization following this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold.

	As of June 30, 2026
	Unaudited,	Unaudited,
(In thousands)	Actual	As Adjusted

Cash and Cash Equivalents	$5,712	$8,892

Long-term debt, net of discounts
Long-term lease liabilities	573	573

Stockholders’ Equity
Common stock ($0.001 par value, 675,000,000 shares authorized, 11,074,900 outstanding as of June 30, 2026; 675,000,000 shares authorized, 13,472,360 outstanding as of October 28, 2026 prior to this offering; and 14,966,444 shares outstanding immediately following this offering, excluding shares issuable upon exercise of the Pre-Funded Warrants, Series A Warrants and Series B Warrants)	16	17
Additional paid in capital	25,306	28,485
Accumulated Deficit	(10,862)	(10,862)
Total stockholders’ equity	14,460	17,640
Total capitalization	$15,033	$18,213

The number of shares of our common stock outstanding set forth in the table above excludes, as of June 30, 2026:

•	20,251,651 shares of Common Stock reserved for future issuance under the 2020 Equity Incentive Plan;
•	14,445 shares of Common Stock issuable upon conversion of preferred stock;
•	2,096,093 shares of Common Stock issuable upon the exercise of options outstanding, with a weighted average exercise price of $4.40 per share;
•	455,522 shares of Common Stock issuable upon the exercise of warrants outstanding, with a weighted average exercise price of $27.57 per share;
•	641,924 shares of Common Stock issuable in connection with the acquisition of Blocksight, Inc; and

•	Shares of Common Stock issuable upon exercise of the Series A Warrants and Series B Warrants issued in this offering.

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DILUTION

If you invest in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering.

Our net tangible book value (deficit) as of June 30, 2026 was $12.2 million, or approximately $0.91 per share, based on 13,472,360 shares of Common Stock outstanding as of October 28, 2026. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of Common Stock outstanding.

The information below is illustrative only. Our dilution following this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. You should read this table in conjunction with the audited and unaudited pro forma financial statements and related notes included in our current reports on Form 8-K.

As adjusted net tangible book value dilution per share of common stock to new investors represents the difference between the amount per share of common stock paid by purchasers in the offering and the net tangible book value per share of common stock immediately after completion of the offering.

After giving effect to the adjustments described in the “Capitalization” section including the sale of (i) 1,494,084 shares of Common Stock at the public offering price of $1.39 per share, (ii) 1,023,901 Pre-Funded Warrants in lieu of Common Stock, (iii) Series A Warrants to purchase up to 2,517,985 shares of Common Stock at an exercise price of $1.53 per share, and (iv) Series B Warrants to purchase up to 2,517,985 shares of Common Stock at an exercise price of $1.39 per share, and after deducting estimated offering expenses payable by us, but excluding any proceeds from the exercise of the Series A Warrants and Series B Warrants and any shares issuable upon such exercise, our as adjusted net tangible book value (deficit) as of June 30, 2026, would have been approximately $15.4 million, or approximately $0.96 per share of Common Stock. For purposes of calculating as adjusted net tangible book value per share, we have assumed the exercise in full of the 1,023,901 Pre-Funded Warrants offered hereby, resulting in 15,990,345 shares of Common Stock outstanding after this offering. This calculation excludes the exercise of the Series A Warrants and Series B Warrants. This represents an immediate increase in as adjusted net tangible book value of approximately $0.05 per share of Common Stock to our existing security holders and an immediate dilution in as adjusted net tangible book value of approximately $0.43 per share of Common Stock to the purchasers of securities in this offering, as illustrated by the following table:

Offering price per share of common stock		$1.39
Net tangible book value per share of Common Stock before this offering	$0.91
Increase (decrease) in as adjusted net tangible book value per share of Common Stock attributable to this offering	$0.05
As adjusted net tangible book value per share of Common Stock as of June 30, 2026, after giving effect to this offering		$0.96
Dilution per share of common stock to new investors participating in this offering		$0.43

(1)       Determined by dividing (i) net tangible book value (total assets less intangible assets) less total liabilities by (ii) the total number of shares of common stock issued and outstanding prior to the offering.

(2)        Represents the difference between (i) as adjusted net tangible book value per share after this offering and (ii) net tangible book value per share as of June 30, 2026.

(3)        Determined by dividing (i) as adjusted net tangible book value, which is our net tangible book value plus the cash proceeds of this offering, after deducting the estimated offering expenses payable by us, by (ii) 15,990,345 shares of Common Stock, consisting of 13,472,360 shares outstanding prior to this offering, 1,494,084 shares issued in this offering, and 1,023,901 shares issuable upon exercise of the Pre-Funded Warrants.

The number of our shares of Common Stock to be outstanding after the offering is based on 13,472,360 shares of Common Stock outstanding as of October 28, 2026, and excludes, as of that date, the following:

•	20,251,651 shares of Common Stock reserved for future issuance under the 2020 Equity Incentive Plan;

•	14,445 shares of Common Stock issuable upon conversion of preferred stock;

•	2,096,093 shares of Common Stock issuable upon the exercise of options outstanding, with a weighted average exercise price of $4.40 per share; and

•	455,522 shares of Common Stock issuable upon the exercise of warrants outstanding, with a weighted average exercise price of $27.57 per share.

Unless otherwise indicated, the information in this prospectus supplement excludes shares of Common Stock issuable upon the exercise of outstanding stock options and warrants, including the Series A Warrants and Series B Warrants offered hereby, and the other securities described above, except as otherwise expressly stated. In addition, we may need to raise additional capital in the future, and any additional issuances of equity or convertible debt securities may result in further dilution to our stockholders.

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DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering 1,494,084 shares of Common Stock at an offering price of $1.39 per share, 1,023,901 shares of Common Stock underlying pre-funded warrants in lieu of common stock at an exercise price of $0.0001 per share, 2,517,985 shares of common stock underlying Series A Warrants, at an exercise price of $1.53 per share and 2,517,985 shares of common stock underlying Series B Warrants, at an exercise price of $1.39 per share. The offering price of the securities we are offering were negotiated between us and the investors participating in the offering based on the trading of our Common Stock prior to the offering, among other things. Other factors considered in determining the offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Common Stock

The material terms and provisions of our Common Stock and each other class of our securities that qualifies or limits our Common Stock are described under the caption “Description of Capital Stock” starting on page 8 of the accompanying prospectus.

Pre-Funded Warrants

Form

The pre-funded warrants will be issued as individual warrant agreements to the holders. The form of pre-funded warrant is filed as an exhibit to a Current Report on Form 8-K that was filed with the SEC in connection with this offering.

Term

The pre-funded warrants will expire on the date the warrant is exercised in full.

Exercisability

The pre-funded warrants are exercisable at any time after their original issuance. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of shares of common stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may elect to exercise the pre-funded warrant through a cashless exercise, in which the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant. No fractional shares of our common stock will be issued in connection with the exercise of a pre-funded warrant. We will, at our election, either pay a cash adjustment in respect of any such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Exercise Limitations

We may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant that, upon giving effect to or immediately prior to such exercise, would cause: the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates) to exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder of a pre-funded warrant may increase or decrease such percentage to any other percentage not in excess of 19.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, provided that any such increase will not be effective until the 61st day after notice from the holder is delivered to us.

Exercise Price

Each pre-funded warrant may be exercised in cash, at an exercise price of $0.0001 per share, at the election of the holder at any time following the date of issuance. The exercise price of the pre-funded warrants and the number of shares of our common stock issuable upon exercise of the pre-funded warrants are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock, as well as upon any distribution of assets, including cash, stock or other property, to our stockholders. The exercise price of the pre-funded warrants will not be adjusted below the par value of our common stock.

Transferability

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

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Exchange Listing

There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

Upon the consummation of a fundamental transaction (as described in the pre-funded warrants, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person in which we are not the surviving entity, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the owner of 50% of the voting power of our outstanding common stock), the holders of the pre-funded warrants will be entitled to receive, upon exercise of the pre-funded warrants, the same kind and amount of securities, cash or other property that such holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the pre-funded warrants.

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No Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of our common stock, and except for the right to participate in certain dividends and distributions, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder receives shares of our common stock upon the due exercise of a pre-funded warrant.

Series A Warrants

Form

The Series A warrants will be issued as individual warrant agreements to the holders. The form of Series A warrant was filed as an exhibit to a Current Report on Form 8-K that we filed with the SEC in connection with this offering.

Term

The Series A warrants will expire five (5) years from the date shareholder approval is obtained.

Exercisability

The Series A warrants will be exercisable at any time on or after the date shareholder approval of the issuance of the warrants. The Series A warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of shares of common stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may elect to exercise the Series A warrant through a cashless exercise, in which the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Series A warrant. No fractional shares of our common stock will be issued in connection with the exercise of a Series A warrant. We will, at our election, either pay a cash adjustment in respect of any such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Shareholder Approval

Under Nasdaq listing rules, the Series A warrants will not be exercisable without Shareholder Approval. We have agreed to obtain the written consent of a majority of the Company’s shareholder in accordance with Section 14 of the Exchange Act for the purpose of obtaining Shareholder Approval at the earliest practical date after the date hereof. We cannot assure you that we will be able to obtain Shareholder Approval. In the event that we are unable to obtain the Shareholder Approval, the Series A warrants will not be exercisable and therefore have no value.

Exercise Limitations

We may not effect the exercise of any Series A warrant, and a holder will not be entitled to exercise any portion of any Series A warrant that, upon giving effect to or immediately prior to such exercise, would cause: the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates) to exceed either 9.99% or 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A warrants. However, any holder of a Series A warrant may increase or decrease such percentage to any other percentage not in excess of 19.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, provided that any such increase will not be effective until the 61st day after notice from the holder is delivered to us.

Exercise Price

Each Series A warrant may be exercised in cash, at an exercise price of $1.53 per share, at the election of the holder at any time following the date of shareholder approval The exercise price of the Series A warrants and the number of shares of our common stock issuable upon exercise of the Series A warrants are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock, as well as upon any distribution of assets, including cash, stock or other property, to our stockholders. The exercise price of the Series A warrants will not be adjusted below the par value of our common stock.

Transferability

Subject to applicable laws, the Series A warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

There is no established public trading market for the Series A warrants, and we do not expect a market to develop. We do not intend to list the warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

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Fundamental Transactions

Upon the consummation of a fundamental transaction (as described in the Series A warrants, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person in which we are not the surviving entity, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the owner of 50% of the voting power of our outstanding common stock), the holders of the Series A warrants will be entitled to receive, upon exercise of the Series A warrants, the same kind and amount of securities, cash or other property that such holders would have received had they exercised the Series A warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the Series A warrants. Additionally, as more fully described in the Series A warrants, at the option of the holders of the Series A warrants the holder can receive consideration in the same type and form of an amount equal to the Black Scholes value (as defined in the Series a warrants) of such unexercised Series A warrants on the date of consummation of such transaction.

No Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of our common stock, and except for the right to participate in certain dividends and distributions, the holder of a Series A warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder receives shares of our common stock upon the due exercise of a Series A warrant.

Series B Warrants

Form

The Series B warrants will be issued as individual warrant agreements to the holders. The form of Series B warrant will be filed as an exhibit to a Current Report on Form 8-K that we filed with the SEC in connection with this offering.

Term

The Series B warrants will expire eighteen (18) months from the date shareholder approval is obtained.

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Exercisability

The Series B warrants will be exercisable at any time on or after the date shareholder approval of the issuance of the warrants. The Series B warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of shares of common stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may elect to exercise the Series B warrant through a cashless exercise, in which the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Series B warrant. No fractional shares of our common stock will be issued in connection with the exercise of a Series B warrant. We will, at our election, either pay a cash adjustment in respect of any such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Exercise Limitations

We may not effect the exercise of any Series B warrant, and a holder will not be entitled to exercise any portion of any Series B warrant that, upon giving effect to or immediately prior to such exercise, would cause: the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates) to exceed either 9.99% or 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series B warrants. However, any holder of a Series B warrant may increase or decrease such percentage to any other percentage not in excess of 19.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, provided that any such increase will not be effective until the 61st day after notice from the holder is delivered to us.

Exercise Price

Each Series B warrant may be exercised in cash, at an exercise price of $1.39 per share, at the election of the holder at any time following the date of shareholder approval. The exercise price of the Series B warrants and the number of shares of our common stock issuable upon exercise of the Series B warrants are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock, as well as upon any distribution of assets, including cash, stock or other property, to our stockholders. The exercise price of the Series B warrants will not be adjusted below the par value of our common stock.

Shareholder Approval

Under Nasdaq listing rules, the Series B warrants will not be exercisable without Shareholder Approval. We have agreed to obtain the written consent of a majority of the Company’s shareholder in accordance with Section 14 of the Exchange Act for the purpose of obtaining Shareholder Approval at the earliest practical date after the date hereof. We cannot assure you that we will be able to obtain Shareholder Approval. In the event that we are unable to obtain the Shareholder Approval, the Series B warrants will not be exercisable and therefore have no value.

Transferability

Subject to applicable laws, the Series B warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

There is no established public trading market for the Series B warrants, and we do not expect a market to develop. We do not intend to list the warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

Upon the consummation of a fundamental transaction (as described in the Series B warrants, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person in which we are not the surviving entity, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the owner of 50% of the voting power of our outstanding common stock), the holders of the Series B warrants will be entitled to receive, upon exercise of the Series B warrants, the same kind and amount of securities, cash or other property that such holders would have received had they exercised the Series B warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the Series B warrants. Additionally, as more fully described in the Series B warrants, at the option of the holders of the Series B warrants the holder can receive consideration in the same type and form of an amount equal to the Black Scholes value (as defined in the Series B warrants) of such unexercised Series B warrants on the date of consummation of such transaction.

Call Provision

If, after the exercise date, (i) the average daily trading volume of our common stock exceeds $1,000,000 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the Initial Exercise Date) for ten (10) consecutive Trading Days, and (ii) the daily trading price per share of our common stock exceeds $ 5.56 per share (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the initial exercise date) the Company may call for cancellation of all or any portion of the Series B Warrant for consideration equal to $0.001 per Warrant Share.

No Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of our common stock, and except for the right to participate in certain dividends and distributions, the holder of a Series B warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder receives shares of our common stock upon the due exercise of a Series B warrant.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR HOLDERS OF COMMON STOCK OR WARRANTS

The following discussion is a summary of the material U.S. federal income tax considerations applicable to U.S. holders and non-U.S. holders (as defined below) with respect to their purchase, ownership, and disposition of our common stock or pre-funded warrants issued pursuant to this offering. For purposes of this discussion, a non-U.S. holder means a beneficial owner of our common stock or pre-funded warrants (other than an entity or arrangement treated as a partnership) that is for U.S. federal income tax purposes:

●	a non-resident alien individual;
●	a foreign corporation or any other foreign organization taxable as a corporation for U.S. federal income tax purposes; or
●	a foreign estate or trust, the income of which is not subject to U.S. federal income tax regardless of its source.

This discussion does not address the tax treatment of partnerships or other entities that are pass-through entities for U.S. federal income tax purposes or persons that hold their common stock or pre-funded warrants through partnerships or other pass-through entities. If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock or pre-funded warrants, the tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partners in a partnership or other pass-through entity that will hold our common stock or pre-funded warrants should consult their own tax advisors regarding the tax consequences of purchasing, holding and disposing of our common stock or pre-funded warrants through a partnership or other pass-through entity, as applicable

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date of this prospectus supplement and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus supplement.. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein. We assume in this discussion that a non-U.S. holder holds our common stock or pre-funded warrants as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment).

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances nor does it address U.S. state, local or non-U.S. taxes, the alternative minimum tax, the Medicare contribution tax on net investment income, the special tax accounting rules under Section 451(b) of the Code or any aspect of any U.S. federal tax other than the income tax, such as the estate or gift tax. This discussion also does not consider any specific facts or circumstances that may apply to a holder and does not address the special tax rules applicable to particular holders, such as:

●	insurance companies;
●	tax exempt entities (including private foundations);
●	governmental or international organizations;
●	banks or other financial institutions;
●	brokers, dealers or traders in securities, including persons that elect to mark their securities to market;
●	real estate investment trusts or regulated investment companies;
●	pension plans, including “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;
●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
●	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and partners and investors therein);
●	persons deemed to sell our common stock or pre-funded warrants under the constructive sale provisions of the Code;
●	persons that hold our common stock or pre-funded warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;
●	persons that own directly or constructively 5% or more of our common stock (including beneficially as a result of ownership of our pre-funded warrants);
●	persons who hold or receive our common stock or pre-funded warrants pursuant to the exercise of any employee stock option or otherwise as compensation; and
●	U.S. expatriates and former citizens or long-term residents of the United States.

This discussion is for general information only and is not tax advice. Accordingly, all prospective holders of our common stock or pre-funded warrants should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock or pre-funded warrants.

Characterization of the pre-funded warrants for tax purposes

Although the characterization of the pre-funded warrants for U.S. federal income tax purposes is not entirely clear, because the exercise price of the pre-funded warrants is a nominal amount, we intend to treat the pre-funded warrants as our common stock for U.S. federal income tax purposes and a holder of pre-funded warrants should generally expect to be taxed in the same manner as a holder of common stock as described below. Accordingly, for U.S. federal income tax purposes, no gain or loss should be recognized upon the exercise of a pre-funded warrant (except to the extent of cash received in lieu of a fractional share), and upon exercise, the holding period of the share of common stock received should include the holding period of the pre-funded warrant. Similarly, the tax basis of a share of common stock received upon exercise of a pre-funded warrant should include the tax basis of the pre-funded warrant increased by the exercise price of $0.001 per share. The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

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Our position with respect to the characterization of pre-funded warrants is not binding on the IRS and the IRS may treat the pre-funded warrants as warrants to acquire our common stock and, if so, the tax considerations to a holder with respect to an investment in our pre-funded warrants could differ from the description below. Each holder should consult its tax advisor regarding the characterization of pre-funded warrants for U.S. federal income tax purposes, and the consequences of an investment in the pre-funded warrants based on such holder’s own particular facts and circumstances.

U.S. HOLDER SPECIFIC U.S FEDERAL INCOME TAX CONSIDERATIONS

Distributions on our common stock and pre-funded warrants

As described in the “Because we do not anticipate paying any cash dividends on shares of our common stock or pre-funded warrants in the foreseeable future, capital appreciation, if any, will be your sole source of gain.” risk factor above, we do not anticipate paying any cash dividends on our capital stock (or pre-funded warrants) in the foreseeable future. Distributions, if any, on our common stock (or pre-funded warrants) generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the holder’s investment, up to such holder’s tax basis in the common stock (or pre-funded warrants). Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “Gain on sale or other taxable disposition of our common stock or pre-funded warrants.”

A U.S. holder of a pre-funded warrant is entitled to receive certain distributions paid with respect to common stock prior to the exercise of the pre-funded warrant and, in such case, would be taxed in the same manner as a U.S. holder of common stock that receives such a distribution. However, under certain circumstances, it is possible for the distributions to be held in abeyance for the U.S. holder until a pre-funded warrant is exercised or the ownership limitations (described under “Description of Securities We Are Offering - Pre-Funded Warrants”) would not be exceeded, at which time such U.S. holder shall be entitled to receive distributions. It is possible that such entitlement to distributions could cause the declaration of a distribution on our common stock to be currently taxable to U.S. holders of pre-funded warrants, including under the principles governing Section 305 of the Code, even though the holders will not receive such distributions until a future date. Additionally, it is possible that other adjustments to the terms of the pre-funded warrants can be considered a constructive distribution under Section 305 of the Code. A constructive distribution pursuant to Section 305 generally would be treated the same as an actual distribution, as described in this section. A holder of a pre-funded warrant should consult its tax advisor regarding the tax treatment of any distribution with respect to such pre-funded warrant that is held in abeyance in connection with any applicable limitation on the holder’s beneficial ownership of our common stock and the tax treatment of any other adjustments to the pre-funded warrants.

Gain on sale or other taxable disposition of our common stock or pre-funded warrants

A U.S. holder generally will recognize gain or loss on the sale, exchange, or other taxable disposition of our common stock or pre-funded warrants in an amount equal to the difference between (i) the amount realized on the disposition and (ii) the U.S. holder's adjusted tax basis in the common stock or pre-funded warrants disposed of.

Subject to the discussion below concerning information reporting, such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the holder's holding period for the common stock or pre-funded warrants exceeds one year as of the date of disposition. Long-term capital gains recognized by certain non-corporate U.S. holders are generally eligible for reduced rates of U.S. federal income taxation. The deductibility of capital losses is subject to limitations.

The amount realized on a sale or other taxable disposition generally includes the sum of cash and the fair market value of any property received in exchange for the common stock or pre-funded warrants.

A holder's tax basis in a pre-funded warrant generally will equal the amount paid for the warrant. Upon a taxable disposition of a pre-funded warrant, gain or loss will generally be measured by reference to that tax basis. The holding period for a pre-funded warrant generally begins on the day after its acquisition.

Information reporting

We must report annually to the IRS and to each holder the gross amount of the distributions on our common stock and pre-funded warrants paid to such holder and the tax withheld, if any, with respect to such distributions. Information reporting generally will apply to the proceeds of a disposition of our common stock and pre-funded warrants by a holder effected by or through the U.S. office of any broker, U.S. or foreign.

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NON-U.S. HOLDER SPECIFIC U.S FEDERAL INCOME TAX CONSIDERATIONS

Distributions on our common stock and pre-funded warrants

The tax treatment of distributions with respect to non-U.S. holders is the same as set forth in the first two paragraphs of the “Distribution on our common stock and pre-funded warrants” in the U.S. Holder section; provided that, with respect to non-U.S. holders, any such distributions will also be subject to the discussions below in the sections titled “Backup withholding and information reporting” and “FATCA.”

Further, subject to the discussion in the following two paragraphs in this section, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the U.S. and such holder’s country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the U.S. and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed place of business maintained by the non-U.S. holder within the U.S., generally are exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, generally is taxed at the regular U.S. federal income tax rates applicable to U.S. persons. Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the U.S. and such holder’s country of residence.

A non-U.S. holder of our common stock (or pre-funded warrants) who claims the benefit of an applicable income tax treaty between the U.S. and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form) to the applicable withholding agent and satisfy any other applicable requirements. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS.

Gain on sale or other taxable disposition of our common stock or pre-funded warrants

Subject to the discussions below under “Backup withholding and information reporting” and “FATCA,” a non-U.S. holder generally will not be subject to any U.S. federal income or withholding tax on any gain realized upon such holder’s sale or other taxable disposition of our common stock or pre-funded warrants unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed place of business maintained by such non-U.S. holder in the U.S., in which case the non-U.S. holder generally will be taxed on a net income basis at the regular U.S. federal income tax rates applicable to U.S. persons and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on our common stock and pre-funded warrants” also may apply;
●	the non-U.S. holder is a nonresident alien individual who is present in the U.S. for a period or periods aggregating 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such other treatment specified by an applicable income tax treaty between the U.S. and such holder’s country of residence) on the net gain derived from the sale or disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the U.S.), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or
●	we are, or have been, at any time during the five-year period preceding such sale or other taxable disposition (or the non-U.S. holder’s holding period, if shorter) a U.S. real property holding corporation (as defined in the Code), unless our common stock is regularly traded on an established securities market at the time of the sale or disposition and the non-U.S. holder holds no more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. If we are or were a U.S. real property holding corporation during the relevant period and the foregoing exception does not apply, the non-U.S. holder generally will be taxed on its net gain derived from the disposition at the regular U.S. federal income tax rates applicable to U.S. persons. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests (as defined in the Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently and will not become a USRPHC. No assurance can be provided that our common stock is or will be regularly traded on an established securities market for purposes of the rules described above.

Backup withholding and information reporting

We must report annually to the IRS and to each holder the gross amount of the distributions on our common stock and pre-funded warrants paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock and pre-funded warrants. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above in “Distributions on our common stock and pre-funded warrants,” generally will be exempt from U.S. backup withholding.

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Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock and pre-funded warrants by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the U.S. through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them. Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS in a timely manner.

FATCA

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes a U.S. federal withholding tax at a rate of 30% on payments of dividends on our common stock or pre-funded warrants paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” such foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” such foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA. Such withholding may also apply to gross proceeds from the sale or other disposition of our common stock or pre-funded warrants, although under proposed U.S. Treasury Regulations, no withholding would apply to such gross proceeds. The preamble to the proposed regulations specifies that taxpayers (including withholding agents) are permitted to rely on the proposed regulations pending finalization. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of the tax. An intergovernmental agreement between the U.S. and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock or pre-funded warrants and the entities through which they hold our common stock or pre-funded warrants, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR INFORMATIONAL PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. TAX CONSIDERATIONS OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON STOCK OR PRE-FUNDED WARRANTS, INCLUDING ANY REPORTING REQUIREMENTS AND THE IMPACT OFANY POTENTIAL CHANGE IN LAW.

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PLAN OF DISTRIBUTION

We have entered into a placement agency agreement with Maxim Group LLC, or the Placement Agent, in connection with this offering. The Placement Agent is not purchasing or selling any securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but will use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. The Placement Agency Agreement does not give rise to any commitment by the Placement Agent to purchase any of the securities and the Placement Agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. The Placement Agent will have no authority to bind us by virtue of the Placement Agency Agreement and the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with the offering.

We have entered into a securities purchase agreement with certain investors, pursuant to which we agreed to issue securities to the investors in connection with this offering, as a takedown from our shelf registration statement.

The price for the securities offered in this offering will be negotiated with the investors. The factors considered in determining the price include the recent market price of our Common Stock, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

We will deliver our Securities issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus on or about October 30, 2026, subject to satisfaction of customary closing conditions.

Fees and Expenses

We have agreed to pay the Placement Agent upon the closing a cash fee equal to 7.0% of the aggregate purchase price of the securities offered under this prospectus supplement and accompanying prospectus. In addition, we agreed to reimburse the Placement Agent for the actual and reasonable expenses incurred by it in connection with the offering, including the reasonable fees, costs and disbursements of its legal counsel, not to exceed $75,000.

	Price per Share and Accompanying Common Warrants	Price per Pre- Funded Warrant and Accompanying Common Warrants	Total
Offering Price	$1.39	$1.3899	$3,499,999.15
Placement Agent Fees	$0.0973	$0.0973	$244,999.94
Proceeds, Before Expenses, to the Company	$1.2927	$1.2926	$3,254,999.21

We estimate the total offering expenses of this offering payable by us, excluding the Placement Agent fees and expenses, will be approximately $75,000. After deducting fees due to the Placement Agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $3.18 million.

Tail

We have also agreed to pay the Placement Agent a tail fee. If any investor, who was crossed by the Placement Agent during the term of its engagement in connection with this offering provides us with capital in any financing of equity, equity-linked, convertible or debt or other capital raising activity during the twelve (12) month period following closing of this offering, we will pay the Placement Agent cash compensation equal to seven percent (7.0%) of the gross proceeds received.

Indemnification

We have agreed to indemnify the Placement Agent and specified other persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended, relating to or arising out of the Placement Agent’s activities under the Placement Agency Agreement and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Lock-Up Agreements

We have agreed, subject to limited exceptions, for a period of forty-five (45) calendar days after the closing of this offering, not to offer, sell, contract to sell, grant any option to purchase, directly or indirectly any shares of Common Stock or securities convertible, exchangeable or exercisable into, shares of Common Stock either owned as of the date of this prospectus supplement or thereafter acquired. In addition, the Company agreed not to effect or enter into an agreement to effect any issuance of shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a Variable Rate Transaction (as defined in the Securities Purchase Agreement) until 180 calendar days following the closing of this offering, subject to certain exceptions.

Each of our executive officers, directors and 5% or greater shareholders, have agreed, for a period of forty-five (45) days from the Closing, subject to certain conditions and exceptions, not to offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, with respect to, any shares of Common Stock of the Company or securities convertible, exchangeable or exercisable into, shares of Common Stock of the Company beneficially owned, held or hereafter acquired.

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Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent is required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of Common Stock and Common Stock Warrants by the Placement Agent. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time in the common course of their respective businesses, the Placement Agent or its affiliates have in the past or may in the future engage in investment banking and/or other services with us and our affiliates for which it has or may in the future receive customary fees and expenses.

Determination of Offering Price

The actual offering price of the securities we are offering will be negotiated between us, the Placement Agent and prospective investors, based on the trading of the shares of Common Stock prior to the offering, among other things, and may be at a discount to the current market price. The securities offered hereby will be sold at a fixed price until the completion of the offering.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriter or by its affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter’s websites or our website and any information contained in any other websites maintained by the underwriter or by us is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Relationships

The Placement Agent and its affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the Placement Agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the Placement Agent for any further services.

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LEGAL MATTERS

Certain legal matters relating to the offering of the securities under this prospectus supplement will be passed upon for us by Harter Secrest & Emery LLP. Ellenoff Grossman & Schole LLP is acting as counsel for the placement agent in connection with this offering.

EXPERTS

The consolidated financial statements of VerifyMe, Inc. as of December 31, 2025 and 2024 and for the years then ended incorporated by reference in the registration statement of which this prospectus supplement is a part have been audited by MaloneBailey, LLP, an independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

The financial statements of Open World Ltd. for the year ended December 31, 2025 incorporated by reference in the registration statement of which this prospectus supplement is a part have been audited by RSM Cayman Ltd., an independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The materials we file with or furnish to the SEC are available to the public on the SEC’s Internet website at www.sec.gov. Those filings are also available to the public on our corporate website at www.openworld.dev. Information contained on our website is not a part of this prospectus supplement and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

This prospectus supplement and the accompanying prospectus forms part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement and the accompanying prospectus regarding us and our securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at www.sec.gov.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 filed by us with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of that contract or other document filed with the SEC. For further information about us and the securities offered by this prospectus supplement, we refer you to the registration statement and its exhibits and schedules which may be obtained as described herein.

The SEC allows us to “incorporate by reference” the information contained in documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information in documents that we subsequently file with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below into this prospectus supplement, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of all the securities by this prospectus supplement is completed, including all filings made after the date of this prospectus supplement. We hereby incorporate by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026 (the “2025 Form 10-K”).

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, and June 30, 2026, filed with the SEC on May 15, 2026, and August 14, 2026, respectively.

Our Current Reports on Form 8-K filed with the SEC on April 16, 2026, April 17, 2026, June 9, 2026, August 12, 2026, September 25, 2026, September 25, 2026, September 29, 2026, September 30, 2026 (as amended on October 2, 2026 and October 13, 2026), October 8, 2026, October 15, 2026, October 16, 2026, October 19, 2026, October 26, 2026 and October 30, 2026.

•

The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 16, 2020, and any amendment or report filed for the purpose of updating such description (including Exhibit 4.2 to the 2025 Form 10-K).

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act, as amended, shall be incorporated by reference into this prospectus supplement or the accompanying prospectus.

We will provide each person to whom this prospectus supplement is delivered a copy of all of the information that has been incorporated by reference into this prospectus supplement or the accompanying prospectus, but not delivered with this prospectus supplement and the accompanying prospectus. You may obtain copies of these filings, at no cost, by contacting us at:

OpenWorld, Inc.

801 International Parkway, Fifth Floor,

Lake Mary, Florida, 32746

Attention: Corporate Secretary

(585) 736-9400

You should rely only on the information contained in this prospectus supplement, including information incorporated by reference as described above. We have not authorized anyone else to provide you with different information. You should not assume the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus supplement to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

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Prospectus

$40,000,000

VERIFYME, INC.

Common Stock

Preferred Stock
Warrants

Purchase Contracts

Rights
Units
___________________

The securities covered by this prospectus may be offered and sold, from time to time, by VerifyMe, Inc. in one or more offerings.

We will provide the specific terms of the specific issue of securities, including the offering price of the securities in one or more supplements to this prospectus at the time of the offering. You should read this prospectus and the prospectus supplement relating to the specific issue of securities, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Our common stock and warrants are listed on the Nasdaq Capital Market and trade under the symbols “VRME” and “VRMEW” respectively. The closing price of our common stock on Nasdaq on January 24, 2025 was $1.79 per share. Each prospectus supplement will indicate if the securities to be offered thereby will be listed on any securities exchange.

As of January 28, 2025, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $46.9 million, based on 10,899,345 shares of outstanding common stock held by non-affiliates at a price of $4.30 per share, which was the closing price of our common stock on the Nasdaq Capital Market on January 16, 2025. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million (the "Baby Shelf Limitation").

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis, subject to the Baby Shelf Limitation. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities is speculative and involves a high degree of risk. You should carefully read and consider the risk factors described under the heading “Risk Factors” on page 7 of this prospectus, the “Risk Factors” section included in the periodic reports that we file with the Securities and Exchange Commission and in any prospectus supplement relating to a specific offering of securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any prospectus supplement. Any representation to the contrary is a criminal offense.

___________________

The date of this prospectus is February 3, 2025

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products. This prospectus, any prospectus supplements, or the documents incorporated by reference herein or therein may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus, any prospectus supplements, or the documents incorporated by reference herein or therein is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process, up to a total dollar amount of $40,000,000, subject to the Baby Shelf Limitation. We may sell any combination of the securities described in this prospectus from time to time in one or more offerings. You should carefully read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We have not authorized anyone to provide you with different or additional information.

Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. If this prospectus is inconsistent with the prospectus supplement, you should rely upon the prospectus supplement. In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

You should assume that the information in this prospectus or any prospectus supplement, as well as the information incorporated by reference in this prospectus or any prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

Unless the context otherwise requires, references in this prospectus to “VerifyMe,” the “Company,” “we,” “us,” and “our” refer to VerifyMe, Inc. and its subsidiary, unless the context clearly indicates otherwise.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about, and comply with, any restrictions as to the offering of the securities and the distribution of this prospectus.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement, including the documents we incorporate by reference therein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections.  The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts contained in this prospectus, including among others, statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements.

Our actual results and the timing of certain events may differ materially from those expressed or implied in such forward-looking statements due to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors,” those set forth from time to time in our other filings with the SEC, including risks related to the following:

•	our engagement in future acquisitions or strategic partnerships that increase our capital requirements or cause us to incur debt or assume contingent liabilities;
•	our reliance on one key strategic partner for shipping services in our Precision Logistics segment;
•	competition including by our key strategic partner, seasonal trends in our business;
•	sever climate conditions;
•	the highly competitive nature of the industry in which we operate;
•	our brand image and corporate reputation;
•	impairments related to our goodwill and other intangible assets;
•	economic and other factors such as recessions, downturns in the economy, inflation, global uncertainty and instability;
•	the effects of pandemics;
•	changes in United States social, political, and regulatory conditions and/or a disruption of financial markets;
•	reduced freight volumes due to economic conditions;
•	reduced discretionary spending in a recessionary environment;
•	global supply-chain delays or shortages;
•	fluctuations in labor costs, raw materials, and changes in the availability of key suppliers;
•	our history of losses;
•	our ability to use our net operating losses to offset future taxable income;
•	the confusion of our name brand with other brands;
•	the ability of our technology to work as anticipated and to successfully provide analytics logistics management;
•	the ability of our strategic partners to integrate our solutions into their product offerings;
•	our ability to manage our growth effectively;
•	our ability to successfully develop and expand our sales and marketing capabilities;
•	risks related to doing business outside of the U.S.;
•	intellectual property litigation;
•	our ability to successfully develop, implement, maintain, upgrade, enhance, and protect our information technology systems;
•	our reliance on third-party information technology service providers;
•	our ability to respond to evolving laws related to information technology such as privacy laws;
•	our ability to retain key management personnel;
•	our ability to work with partners in selling our technologies to businesses;
•	production difficulties;
•	our inability to enter into contracts and arrangements with future partners;
•	our ability to acquire new customers;
•	issues which may affect the reluctance of large companies to change their purchasing of products;
•	acceptance of our technologies and the efficiency of our authenticators in the field;
•	our ability to comply with the continued listing standards of the Nasdaq Capital Market; and
•	our ability to timely pay amounts due and comply with the covenants under our debt facilities.

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We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus. We have based these forward-looking statements largely on our current expectations about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

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PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus and in the documents we incorporate by reference. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, all applicable prospectus supplements, and the documents incorporated by reference herein and therein. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference herein or therein, before deciding to buy shares of our common stock.

Company Overview

 VerifyMe is a specialized logistics company that specializes in time and temperature sensitive products, as well as providing anti-diversion and anti-counterfeit protection, brand protection and enhancement solutions. VerifyMe serves customers worldwide. We operate a Precision Logistics Segment and an Authentication Segment. The Precision Logistics Segment generates nearly all of the revenue for the company.Through our Precision Logistics segment, we provide a value-added service for sensitive parcel management driven by a proprietary software platform that provides predictive analytics from key metrics such as pre-shipment weather analysis, flight-tracking, sort volumes, and traffic, delivered to customers via a secure portal. The portal provides real-time visibility into shipment transit and last-mile events which is supported by a service center. Through our Authentication segment our technologies enable brand owners to deter counterfeit and product diversion activities Further information regarding our business segments is discussed below:

Precision Logistics: The Precision Logistics segment specializes in predictive analytics for optimizing delivery of time and temperature sensitive perishable products. We manage complex industry-specific shipping logistic processes that require critical time, temperature control and handling to prevent spoilage and extreme delivery times and brand impairment. Utilizing predictive analytics from multiple data sources including flight-tracking, weather, traffic, major carrier feeds, and time of day data, we provide our clients an end-to-end vertical approach for their most critical service delivery needs. Using our proprietary IT platform, we provide real-time information and analysis to mitigate supply chain flow interruption, as well as delivering last-mile resolution for key markets, including the perishable healthcare and food industries.

Through our proprietary PeriTrack ® customer dashboard, we provide an integrated tool that gives our customers an in-depth look at their shipping activities and allows them access to critical information in support of the specific needs of the supply chain stakeholders. We offer post-delivery services such as customized reporting for trend analysis, system performance reports, power outage maps, and other tailored reports.

Precision Logistics generates revenue from two business service models.

•	ProActive Service – clients pay us directly for carrier service coupled with our proactive logistics assistance.
•	Premium Service – clients pay us directly or through our carrier partner for our complete white-glove shipping monitoring and predictive analytics service. This service includes customer web portal access, weather monitoring, temperature control, full-service center support and last mile resolution.

Products: The Precision Logistics segment includes the following bundled services as part of our service offerings to our customers:

•	PeriTrack ®: Our proprietary PeriTrack® customer dashboard was developed utilizing our extensive logistics operational knowledge. This integrated web portal tool gives our customers an in-depth look at their shipping activities based on real-time data. The PeriTrack® dashboard was designed to provide critical information in support of the specific needs of supply chain stakeholders and gives our customer resolution specialists a 360° view of shipping activity. PeriTrack® features tools tailored for shippers of perishable goods, which includes the In-Transit Shipment Tracker. This tool provides details on the unique shipper’s in-transit shipments, with the ability to select and analyze data on individual shipments.

•	Service Center: We have assembled a team of customer resolution specialists based in the U.S. This service team resolves shipping problems on behalf of our customers. The service center acts as a help desk and monitors shipping to delivery for our customers.

•	Pre-Transit Service: We help clients prepare their products for shipments by advising clients on packaging requirements for various types of perishable products. Each product type requires its own particular packaging to protect it during shipment, and we utilize our extensive knowledge and research to provide our customers with packaging recommendations to meet their unique needs.

•	Post-Delivery: We provide customized reporting for trend analysis, system performance reports, power outage maps, and many other reports to help our customers improve their processes and customer service outcomes.

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•	Weather/Traffic Service: We have full-time meteorologists on staff to monitor weather. A package may experience a variety of weather conditions between the origin and destination, and our team actively monitors these conditions to maximize the number of timely and safely transmitted shipments. Similarly, traffic and construction also create unpredictable delays which our team works diligently to mitigate. If delays or other issues occur, we inform clients and work with them to proactively resolve such shipment issues.

Authentication: The Authentication segment specializes in traceability to connect brands with consumers through their product. This is critical in the current landscape of increased counterfeit activity and product diversion. The ability to detect fraud or abnormal behavior provides consumers and brands the assurance they require. VerifyMe has patented technologies that address the needs of consumers and brands.

Recent Developments

January 2025 Warrant Inducement

On January 13, 2025, we entered into an Inducement Letter Agreement with an institutional investor and holder of existing warrants to purchase up to 1,461,896 shares of our common stock. The existing warrants were originally issued on April 14, 2022, with an exercise price of $3.215 per share, and became exercisable six months following issuance. Pursuant to the Inducement Letter Agreement, the holder agreed to exercise the existing warrants for cash at the exercise price of $3.215 per share in consideration for our agreement to issue a new unregistered warrant to purchase up to an aggregate of 1,461,896 shares of common stock at an exercise price of $4.00 per share. The new warrant was immediately exercisable upon issuance and has a term of five and one-half years from the issuance date.

Repayment of Term Note and Termination of Interest Rate Swap Agreement

Our wholly owned subsidiary PeriShip Global LLC is a party to a debt facility with PNC Bank, National Association (the “PNC Facility”). The PNC Facility included a four-year term note (the “Term Note”) for $2 million which was set to mature in September of 2026 and required equal quarterly payments of principal and interest. The Term Note incurred interest per annum at a rate equal to the sum of Daily SOFR plus 3.1%. As of September 30, 2024, our short-term debt outstanding under the Term Note was $0.5 million and our total long-term debt outstanding under the Term Note was $0.5 million.

On January 21, 2025, we paid in full all outstanding principal and interest under the Term Note. In connection with the repayment of the Term Note we terminated our interest rate swap agreement with PNC Bank.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” and accordingly may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

We were originally formed under the laws of the state of Nevada on November 10, 1999. Our principal executive offices are located at 801 International Parkway, Fifth Floor, Lake Mary, Florida, 32746, and our telephone number is (585) 736-9400. Our website address is www.verifyme.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this Prospectus, and you should not consider information on our website to be part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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RISK FACTORS

Investing in our securities involves significant risks. Before you decide whether to purchase any of our securities, you should carefully consider the risks and uncertainties set forth Part I, Item 1A under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, and in Part II, Item 1A under the heading “Risk Factors” included in any Quarterly Reports on Form 10-Q, and any Current Reports on Form 8-K filed after the end of the fiscal year covered by such Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus and any prospectus supplement. Additional risk factors that you should carefully consider also may be included in a prospectus supplement relating to an offering of our securities as well as the other documents filed with the SEC that are incorporated by reference herein or therein. For more information, see the section entitled “Where You Can Find More Information” in the prospectus.

The risks and uncertainties described in any accompanying prospectus supplement as well as the documents incorporated by reference herein or therein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein or therein actually occur, our business, financial condition, results of operations and prospects could be adversely affected in a material way. The occurrence of any of these risks may cause you to lose all or part of your investment in the offered securities.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at www.sec.gov. We maintain a website at www.verifyme.com. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge or at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. You may also request a copy of these filings (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus), at no cost, by writing us at 801 International Parkway, Fifth Floor, Lake Mary, Florida, 32746 or contacting us at (585) 736-9400.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K) pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the date this offering is terminated or we issue all of the securities under this prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 29, 2024 (the “2023 Form 10-K”).

●	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2024, to the extent incorporated by reference in Part III of our Form 10-K.

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, filed with the SEC on May 14, 2024, June 30, 2024, filed with the SEC on August 13, 2024 and September 30, 2024, filed with the SEC on November 12, 2024.

●	Our Current Reports on Form 8-K filed with the SEC on March 15, 2024, June 5, 2024, June 10, 2024, July 5, 2024, November 12, 2024, November 26, 2024, December 12, 2024, December 27, 2024, January 14, 2025, and January 16, 2025.

●	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 16, 2020, and any amendment or report filed for the purpose of updating such description (including Exhibit 4.8 to the 2023 Form 10-K).

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To obtain copies of these filings, see “Where You Can Find More Information” in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished, but not filed, with the SEC, including pursuant to Item 2.02 or Item 7.01 of Form 8-K and any corresponding information or exhibit furnished under Item 9.01 of Form 8-K.

Information in this prospectus supersedes related information in the documents listed above and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

THE SECURITIES WE MAY OFFER

This prospectus contains a summary of the common stock, preferred stock, warrants, purchase contracts, rights and units that we may offer under this prospectus, up to a total aggregate offering price of $40,000,000 from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of the relevant offering, and subject to the Baby Shelf Limitation. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. However, this prospectus, the prospectus supplement and the pricing supplement, if applicable, contain the material terms and conditions for each security. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. You should read these documents as well as the documents filed as exhibits to or incorporated by reference to this registration statement. Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.

DESCRIPTION OF CAPITAL STOCK

The following information describes the Company’s capital stock and the provisions of our amended and restated articles of incorporation, as amended (“articles”) and amended and restated by-laws, as amended (“bylaws”). This description is only a summary. You should read and refer to our articles and bylaws, the forms of which have been filed with the SEC and are incorporated herein by reference. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

General

We are authorized to issue up to 675,000,000 shares of common stock, par value $0.001 per share, and 75,000,000 shares of preferred stock, par value $0.001 per share. As of January 24, 2025 there were 12,354,772 shares of common stock outstanding, which were held by approximately 1,446 stockholders of record, and 0.85 shares of Series B Convertible Preferred Stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding, shares of common stock are fully paid and nonassessable. The holders of common stock have no preferences or rights of cumulative voting, conversion, or pre-emptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in any of our assets remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

The transfer agent and registrar for our common stock is West Coast Stock Transfer, Inc. Our common stock is listed on the Nasdaq Capital Market under the trading symbol “VRME” and certain warrants to purchase shares of our common stock are traded on the Nasdaq Capital Market under the trading symbol “VRMEW.”

Preferred Stock

We are authorized to issue up to 75,000,000 shares of preferred stock in one or more series and to fix the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each of these series, including, if applicable, the dividend rights and preferences, conversion rights, voting rights, terms and rights of redemption, including without limitation sinking fund provisions, redemption price or prices, liquidation rights and preferences, and the number of shares constituting any series The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by our stockholders and may adversely affect the dividend, liquidation and voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others.

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We believe that the ability to issue preferred stock without the expense and delay of a special stockholders’ meeting provides us with increased flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. This also permits the board of directors to issue preferred stock containing terms which could impede the completion of a takeover attempt. This could discourage an acquisition attempt or other transaction which stockholders might believe to be in their best interests or in which they might receive a premium for their stock over the then market price of the stock.

As of January 24, 2025, there are 0.85 shares of Series B Convertible Preferred Stock outstanding, convertible into 144,000 shares of our common stock.

If we decide to issue any preferred stock pursuant to this prospectus, we will describe in a prospectus supplement the terms of the preferred stock, including, if applicable, the following:

•	the title of the series and stated value;
•	the number of shares of the series of preferred stock offered, the liquidation preference per share, if applicable, and the offering price;
•	the applicable dividend rate(s) or amount(s), period(s) and payment date(s) or method(s) of calculation thereof;
•	the date from which dividends on the preferred stock will accumulate, if applicable;
•	any provisions for a sinking fund;
•	any applicable provision for redemption and the price or prices, terms and conditions on which preferred stock may be redeemed;
•	any securities exchange listing;
•	any voting rights and powers;
•	whether interests in the preferred stock will be represented by depository shares;
•	the terms and conditions, if applicable, of conversion into shares of our common stock, including the conversion price or rate or manner of calculation thereof;
•	a discussion of any material U.S. federal income tax considerations;
•	the relative ranking and preference as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs;
•	any limitations on issuance of any series of preferred stock ranking senior to or on parity with such series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs; and
•	any other specific terms, preferences, rights, limitations or restrictions of such series of preferred stock.

Warrants

As of January 28, 2025, the Company had outstanding warrants, which are listed on the Nasdaq Capital Market under the symbol “VRMEW,” to purchase an aggregate of 3,073,379 shares of common stock (the “Listed Warrants”). The Listed Warrants are exercisable at an exercise price of $4.60 per share and will expire on June 22, 2025. Each Listed Warrant is exercisable for one share of common stock. The exercise price and number of shares of common stock issuable upon exercise of the Listed Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the Listed Warrants will not be adjusted for issuances of common stock at prices below its exercise price. The terms of the Listed Warrants are governed by a Warrant Agreement, dated as of June 22, 2020, between the Company and West Coast Stock Transfer, Inc., as the warrant agent.

As of January 28, 2025, the Company had outstanding warrants, which are not listed on the Nasdaq Capital Market, to purchase up to 1,555,208 shares of common stock (the “Unlisted Warrants”). The Unlisted Warrants are comprised of a warrant to purchase 1,461,896 shares of common stock exercisable at an exercise price of $4.00 per share and which will expire on July 15, 2030, and warrants to purchase 93,312 shares of common stock exercisable at an exercise price of $3.215 per share which expire on October 14, 2027. The exercise price and number of shares of common stock issuable upon exercise of the Unlisted Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation, and contain price adjustment provisions which may, under certain circumstances, reduce the applicable exercise price.

Anti-Takeover Effects of Certain Provisions in our Certificate and Bylaws

Provisions of our amended and restated articles of incorporation, as amended, and our amended and restated bylaws, as amended, may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our capital stock.

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Board of Directors; Removal of Directors for Cause. Our bylaws provide for the election of directors to one-year terms at each annual meeting of the stockholders. All directors elected to our board of directors will serve until the election and qualification of their respective successors or their earlier resignation or removal. The board of directors is authorized to create new directorships, subject to the amended and restated articles of incorporation, and to fill such positions so created by a majority vote of the directors. Members of the board of directors may only be removed by the affirmative vote of the holders of not less than two-thirds of the voting power of our issued and outstanding stock entitled to vote generally in the election of directors. Our articles do authorize cumulative voting for the election of directors.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. Our bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, written notice of the nomination must be received by us not earlier than 120 days and not later than 90 days prior to the anniversary date of the immediately preceding annual meeting. Detailed requirements as to the form of the notice and information required in the notice are specified in the bylaws. If it is determined that business was not properly brought before a meeting in accordance with our by-law provisions, such business will not be conducted at the meeting.

Restrictions on Special Meetings of Stockholders. Special meetings of the stockholders may only be called by our chief executive officer, the chairman of the board of directors or the president of the company pursuant to the requirements of our bylaws.

Blank-Check Preferred Stock. Our board of directors will be authorized to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of the board of directors and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our board of directors does not approve.

Nevada Anti-Takeover Statutes

The following provisions of the Nevada Revised Statutes (“NRS”) could, if applicable, have the effect of discouraging takeovers of our company.

Transactions with Interested Stockholders. The NRS prohibits a publicly-traded Nevada company from engaging in any business combination with an interested stockholder for a period of two years following the date that the stockholder became an interested stockholder unless such transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders.

An “interested stockholder” is defined as any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, controlling, or controlled by any of these entities or persons. The definition of “business combination” is sufficiently broad to cover virtually any type of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise benefit its own interests rather than the interests of the corporation and its stockholders.

In addition, business combinations that are not approved and therefore take place after the two year waiting period may also be prohibited unless (a) the combination was approved by the board of directors prior to the person becoming an interested stockholder; (b) the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder; (c) the transaction is approved by the affirmative vote of a majority of the voting power held by disinterested stockholders at a meeting called for that purpose no earlier than two years after the date the person first became an interested stockholder; or (d) if the consideration to be paid to all stockholders other than the interested stockholder is, generally, at least equal to the highest of: (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, plus compounded interest and less dividends paid, (ii) the market value per share of common shares on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, plus compounded interest and less dividends paid, or (iii) for holders of preferred stock, the highest liquidation value of the preferred stock, plus accrued dividends, if not included in the liquidation value.

Acquisition of a Controlling Interest. The NRS contains provisions governing the acquisition of a “controlling interest” and provides generally that any person that acquires 20% or more of the outstanding voting shares of an “issuing corporation,” defined as Nevada corporation that has 200 or more stockholders at least 100 of whom are Nevada residents (as set forth in the corporation’s stock ledger); and does business in Nevada directly or through an affiliated corporation, may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholder of the corporation elects to restore such voting rights in whole or in part.

The statute focuses on the acquisition of a “controlling interest” defined as the ownership of outstanding shares sufficient, but for the control share law, to enable the acquiring person, directly or indirectly and individually or in association with others, to exercise (i) one-fifth or more, but less than one-third; (ii) one-third or more, but less than a majority; or (iii) a majority or more of the voting power of the corporation in the election of directors.

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The question of whether or not to confer voting rights may only be considered once by the stockholders and once a decision is made, it cannot be revisited. In addition, unless a corporation’s articles of incorporation or bylaws provide otherwise (i) acquired voting securities are redeemable in whole or in part by the issuing corporation at the average price paid for the securities within 30 days if the acquiring person has not given a timely information statement to the issuing corporation or if the stockholders vote not to grant voting rights to the acquiring person’s securities; and (ii) if voting rights are granted to the acquiring person, then any stockholder who voted against the grant of voting rights may demand purchase from the issuing corporation, at fair value, of all or any portion of their securities.

The provisions of this section do not apply to acquisitions made pursuant to the laws of descent and distribution, the enforcement of a judgment, or the satisfaction of a security interest, or acquisitions made in connection with certain mergers or reorganizations.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our common stock, preferred stock or other securities. We may offer warrants separately or together with one or more additional warrants, common stock, preferred stock, other securities or any combination of those securities in the form of units, as described in the appropriate prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
●	the currency or currency units in which the offering price, if any, and the exercise price are payable;
●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
●	any applicable anti-dilution provisions;
●	any applicable redemption or call provisions;
●	the circumstances under which the warrant exercise price may be adjusted;
●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
●	any applicable material United States federal income tax consequences;
●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
●	the designation and terms of the securities purchasable upon exercise of the warrants;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;
●	if applicable, the date from and after which the warrants and the related securities will be separately transferable;
●	the number of securities purchasable upon exercise of a warrant and the price at which those securities may be purchased;
●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
●	information with respect to book-entry procedures, if any;
●	whether the warrants are to be sold separately or with other securities as parts of units; and
●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Unless otherwise provided in the prospectus supplement relating to a particular issue of warrants, each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete, and is subject to modification in any prospectus supplement for any issuance of warrants. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement and form of warrant certificate for that particular series.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our common stock, preferred stock or other securities. The price per share of common stock, preferred stock or other securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

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The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

●	whether the purchase contracts obligate the holder to purchase or sell, or both, our common stock, preferred stock or other securities, and the nature and amount of those securities, or method of determining those amounts;
●	whether the purchase contracts are to be prepaid or not;
●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, preferred stock or other securities;
●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;
●	United States federal income tax considerations relevant to the purchase contracts; and
●	whether the purchase contracts will be issued in fully registered global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF RIGHTS

We may issue rights, including rights issued as part of a unit with one or more other securities, to purchase common stock, preferred stock or other securities that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. A copy of the form of rights agent or subscription agent agreement, including the form of rights certificate representing a series of rights, will be filed with the SEC in connection with the offering of a particular series of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;
●	the aggregate number of rights issued and the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;
●	the exercise price;
●	the conditions to and method by which holders of rights will be entitled to exercise;
●	any provisions for adjustment in the exercise price or number of securities the rights can be exercised for;
●	the conditions to completion of the rights offering;
●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the amount of shares of common stock or preferred stock or other securities on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Until a holder exercises the rights to purchase shares of our common stock or preferred stock or other securities, the holder will not have any rights as a holder of shares of our common stock or preferred stock or other securities, as the case may be, by virtue of ownership of the rights.

The applicable prospectus supplement will describe the terms of any rights. The preceding description and any description of rights in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the right certificate and, if applicable, the rights agent agreement or subscription agent agreement relating to such rights.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
●	the terms of the unit agreement governing the units;
●	United States federal income tax considerations relevant to the units; and
●	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of unit certificate and unit agreement, if any, which will be filed with the SEC in connection with the offering of such units, and, if applicable, collateral arrangements and depositary arrangements relating to such units.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes may include the acquisition of companies, businesses or assets; repayment and refinancing of debt; capital expenditures; and working capital. The prospectus supplement with respect to an offering of securities may identify different or additional uses for the proceeds of such offering.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, the availability of other funds and other factors. We have not yet determined the amount or timing of the expenditures for each of the categories listed above and these expenditures may vary significantly depending on a variety of factors. As a result, unless otherwise indicated in the applicable prospectus supplement, our management will retain broad discretion in the allocation and the use of the net proceeds of this offering.

PLAN OF DISTRIBUTION

We may sell our securities in any of the following ways:

●	to or through underwriters;
●	through agents;
●	through broker-dealers (acting as agent or principal);
●	directly by us to one or more purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering or otherwise; or
●	through a combination of any such methods of sale.

The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, including at-the-market offerings as defined in Rule 415(a)(4) under the Securities Act, at prices related to the prevailing market prices, or negotiated prices.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of such offering. The prospectus supplement will set forth the terms of the offering of such securities, including:

●	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them;
●	the public offering price of the securities and the net proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters, dealers or agents;
●	any exchange on which the securities will be issued; and
●	all other items constituting underwriting compensation.

We may also issue the securities as a dividend or distribution or in a subscription rights offering to our stockholders, in each case subject to applicable restrictive covenants contained in agreements and instruments governing our debt at the time of such dividend, distribution or offering. Any such dividend, distribution or subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of the dividend, distribution or subscription rights, including the terms of the dividend, distribution or subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the dividend, distribution or subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common stock, other class of securities or units through the issuance of a dividend, distribution or subscription rights.

Sale Through Underwriters, Agents or Dealers

If we use underwriters in the sale of any securities on a firm commitment basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may also engage underwriters on a best efforts basis.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

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To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. If any underwriter or agent acts as principal, or broker dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If an underwriter creates a short position in offered securities by selling more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Act, Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

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If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by Financial Industry Regulatory Authority (“FINRA”) members participating in the offering, or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Rule 5110.

Direct Sales and Electronic Auctions

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved.

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called "real-time" basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder's individual bids would be accepted, prorated or rejected. Any such matters will be described in the applicable prospectus supplement.

Upon completion of such an electronic auction process, securities may be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders may be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Harter Secrest & Emery LLP, Rochester, NY.

EXPERTS

The financial statements of VerifyMe, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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OpenWorld, Inc.

1,494,084 Shares of Common Stock

1,023,901 Shares of Common Stock Underlying Pre-Funded Warrants

2,517,985 Shares of Common Stock Underlying Series A Warrants

 2,517,985 Shares of Common Stock Underlying Series B Warrants

PROSPECTUS SUPPLEMENT

____________________

Sole Placement Agent

Maxim Group LLC

October 29, 2026